Exhibit 10.1
$50,000,000.00 REVOLVING CREDIT LOAN
SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
by and among
THE ENSIGN GROUP, INC.
and each of its subsidiaries listed on Exhibit A attached hereto
and
GENERAL ELECTRIC CAPITAL CORPORATION
February 21, 2008
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 21, 2008 (the “Agreement”), among ENSIGN SAN DIMAS LLC, a Nevada limited liability company, AVENUES HEALTHCARE, INC., a Nevada corporation, CITY HEIGHTS HEALTH ASSOCIATES LLC, a Nevada limited liability company, ATLANTIC MEMORIAL HEALTHCARE ASSOCIATES, INC., a Nevada corporation, DOWNEY COMMUNITY CARE LLC, a Nevada limited liability company, REDBROOK HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, CAMARILLO COMMUNITY CARE, INC., a Nevada corporation, RICHMOND SENIOR SERVICES, INC., a Nevada corporation, CARROLLTON HEIGHTS HEALTHCARE, INC., a Nevada corporation, CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company, BERNARDO HEIGHTS HEALTHCARE, INC., a Nevada corporation, PRESIDIO HEALTH ASSOCIATES LLC, a Nevada limited liability company, ENSIGN CLOVERDALE LLC, a Nevada limited liability company, NORTH MOUNTAIN HEALTHCARE LLC, a Nevada limited liability company, GLENDALE HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, 24TH STREET HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, SOUTH VALLEY HEALTHCARE, INC., a Nevada corporation, SUNLAND HEALTH ASSOCIATES LLC, a Nevada limited liability company, LYNNWOOD HEALTH SERVICES, INC., a Nevada corporation, C STREET HEALTH ASSOCIATES LLC, a Nevada limited liability company, HIGHLAND HEALTHCARE LLC, a Nevada limited liability company, OLYMPUS HEALTH, INC., a Nevada corporation, GRAND VILLA PHX, INC., a Nevada corporation, LEMON GROVE HEALTH ASSOCIATES LLC, a Nevada limited liability company, RAMON HEALTHCARE ASSOC, INC., a Nevada corporation, WASHINGTON HEIGHTS HEALTHCARE, INC., a Nevada corporation, RADIANT HILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company, NORTHERN OAKS HEALTHCARE, INC., a Nevada corporation, ENSIGN WILLITS LLC, a Nevada limited liability company, RENEWCARE OF SCOTTSDALE, INC., a Nevada corporation, HOQUIAM

HEALTHCARE, INC., a Nevada corporation, GATE THREE HEALTHCARE LLC, a Nevada limited liability company, WEST ESCONDIDO HEALTHCARE LLC, a Nevada limited liability company, ENSIGN PANORAMA LLC, a Nevada limited liability company, MANOR PARK HEALTHCARE LLC, a Nevada limited liability company, ENSIGN MONTGOMERY LLC, a Nevada limited liability company, POCATELLO HEALTH SERVICES, INC., a Nevada corporation, ENSIGN PALM I LLC, a Nevada limited liability company, BELL VILLA CARE ASSOCIATES LLC, a Nevada limited liability company, ENSIGN WHITTIER WEST LLC, a Nevada limited liability company, ENSIGN SABINO LLC, a Nevada limited liability company, SALADO CREEK SENIOR CARE, INC., a Nevada corporation, HB HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, ROSE PARK HEALTHCARE ASSOCIATES, INC., a Nevada corporation, ENSIGN SONOMA LLC, a Nevada limited liability company, SOUTHLAND MANAGEMENT LLC, a Nevada limited liability company, ENSIGN SANTA ROSA LLC, a Nevada limited liability company, LIVINGSTON CARE ASSOCIATES, INC., a Nevada corporation, ENSIGN PLEASANTON LLC, a Nevada limited liability company, UPLAND COMMUNITY CARE, INC., a Nevada corporation, MCALLEN COMMUNITY HEALTHCARE, INC., a Nevada corporation, VICTORIA VENTURA HEALTHCARE LLC, a Nevada limited liability company, COSTA VICTORIA HEALTHCARE LLC, a Nevada limited liability company, VISTA WOODS HEALTH ASSOCIATES LLC, a Nevada limited liability company, PARK WAVERLY HEALTHCARE LLC, a Nevada limited liability company, WELLINGTON HEALTHCARE, INC., a Nevada corporation, ENSIGN WHITTIER EAST LLC, a Nevada limited liability company, and TOWN EAST HEALTHCARE, INC., a Nevada corporation, (each a “Borrower” and collectively the “Borrowers”), THE ENSIGN GROUP. INC., a Delaware corporation (“Ensign”), THE OTHER PARTIES SIGNATORY HERETO and GENERAL ELECTRIC CAPITAL CORPORATION, as Lender.
W I T N E S S E T H:
     WHEREAS, certain of the Borrowers have previously entered into the Prior Loan Agreement; and
     WHEREAS, at the Borrowers’ request, the Lender has agreed to amend and restate the Prior Loan Agreement in its entirety subject to the conditions and on the terms set forth herein; and
     WHEREAS, the Loan Parties and Guarantors acknowledge and agree that the security interest granted to the Lender pursuant to the Prior Loan Documents shall remain outstanding and in full force and effect in accordance with the Prior Loan Documents, as amended and restated by the Loan Documents and shall continue to secure the Obligations (as defined herein); and
     WHEREAS, the Loan Parties and Guarantors acknowledge and agree that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Documents; (ii) the Prior Loan Documents and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Documents as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (iii) all liens evidenced by the Prior Loan Documents are hereby ratified, confirmed and continued; and (iv) the Loan Documents shall restate, renew, extend, consolidate, amend and modify the Prior Loan Documents; and
     WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Documents, to the extent restated, renewed, extended, consolidated, amended and modified hereby or by the Loan Documents are hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein); and (ii) the Note shall amend, renew, extend, modify, replace, serve as a substitute for and supersede in their entirety, but not extinguish the Indebtedness arising under, the promissory notes issued pursuant to the Prior Loan Agreement;
     NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree that the Prior Loan Agreement is amended and restated in its entirety as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. As used in this Agreement, unless otherwise specified, all references to “Sections” shall be deemed to refer to Sections of this Agreement, and the following terms shall have the meanings set forth below:
     “Adjusted Monthly LIBOR” means for any day, a rate per annum equal to LIBOR for a LIBOR Period of one calendar month available on such date.
     “Adjusted Monthly LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the Adjusted Monthly LIBOR.
     “Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Ownership Interests of such Person, (b) each Person that controls, is controlled by or is under common control with such Person and (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the Preamble.
     “Anti-Money Laundering Laws” has the meaning set forth in Section 4.26(b).
     “Anti-Money Laundering Measures” has the meaning set forth in Section 4.26(b).
     “Anti-Terrorism Laws” has the meaning ascribed to such term in Section 4.26(a).
     “Applicable Margin” means 1.00% per annum for Loans constituting Base Rate Loans, 2.50% per annum for Loans constituting LIBOR Loans, and 2.50% per annum for Loans constituting Adjusted Monthly LIBOR Loans.
     “Asset Disposition” means any disposition, whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise (including any such transaction effected by way of merger or consolidation), of any Ownership Interests or other property (whether real, personal or mixed) of Loan Parties, Holding Companies or Ensign, but excluding (a) dispositions of inventory in the ordinary course of business and (b) dispositions of temporary cash investments and cash payments otherwise permitted under this Agreement.
     “Available Loan Amount” means on any date of determination, the difference of (i) the Maximum Loan Amount (as it may be reduced from time to time) minus (ii) sum of the outstanding advances of the Revolving Credit Loan and the face amount of outstanding Letters of Credit as of such date of determination.

     “Base Rate” means, for any day, a floating rate equal to the greater of (a) the rate published from time to time by The Wall Street Journal as the “Prime Rate” (or, if The Wall Street Journal ceases publishing a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the prime rate or the Federal Funds Rate, respectively.
     “Base Rate Loan” has the meaning set forth in Section 2.4.
     “Borrowed Money” means any obligation to repay money, any Indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under GAAP would be capitalized on the books of any Borrower or which is the substantial equivalent of the financing of the property so leased.
     “Borrower” means any Closing Date Borrower or any New Operating Company that has executed a Joinder Agreement.
     “Borrowing Base” has the meaning set forth in Section 2.1(d).
     “Borrowing Base Certificate” means the Borrowing Base Certificate executed by the Borrowers in favor of Lender, substantially in the form of Exhibit G.
     “Business Day” means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.
     “Capital Expenditures” means, with respect to any Person, all expenditures (including, without limitation, by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one (1) year and that are required to be capitalized under GAAP.
     “Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.
     “CHAMPVA” means, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs and all laws applicable thereto.
     “Change of Control” means the occurrence of any of the following:
     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities (or other equity interests) of Ensign representing fifty-one percent (51%) or more of the combined voting power of the then-outstanding securities (or equity interests) of Ensign (but not in the case of any such Person who, as of the date of this Agreement, holds such fifty-one percent (51%) interest);

     (b) the stockholders (or holders of equity interests) of Ensign approve a merger or consolidation of Ensign with any other corporation (or other entity), other than as part of a corporate restructuring which does not result in a material (i.e., fifty-one percent (51%) or more) change in the ultimate stockholders (or holders of equity interests) of Ensign;
     (c) the stockholders (or holders of voting equity interests) of Ensign approve a plan of complete liquidation of Ensign or an agreement for the sale or disposition by Ensign of all or substantially all of the assets of Ensign;
     (d) the creation or issuance of new Ownership Interests (or other voting equity interests), other than Ownership Interests or stock option grants to employees, officers and directors of Ensign, in one or a series of transactions by which an aggregate of fifty-one percent (51%) or more of the Ownership Interests (or other voting equity interests) of Ensign shall be vested in a party or parties who are not stockholders (or holders of voting equity interests) of Ensign as of the date of this Agreement;
     (e) Ensign shall fail to hold directly one hundred percent (100%) of the Ownership Interests (or other voting equity interests) of each Holding Company; or the Holding Companies shall fail to hold directly one hundred percent (100%) of the Ownership Interests (or other voting equity interests) of each Borrower; or
     (f) Any Borrower shall fail to hold, directly or indirectly, one hundred percent (100%) of the Ownership Interests (or other voting equity interests) of each of its Subsidiaries.
For purposes of the defined term, “Change of Control”, (i) the term “Person” shall have the meaning ascribed thereto in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the term “Beneficial Owner” shall have the meaning ascribed thereto in Rule 13d-3 of the Exchange Act.
     “Closing Date” means February 21, 2008.
     “Closing Date Borrowers” means the Borrowers listed in the Preamble hereto.
     “Collateral” has the meaning set forth in Section 3.1.
     “Commercial Account Debtor” means any Account Debtor that is an insurance company, HMO or any similar third party entity other than a Medicare/Medicaid Account Debtor.
     “Concentration Account” has the meaning set forth in Section 2.3.
     “Continuation” has the meaning set forth in Section 2.2(a).
     “Controlled Group” means all businesses that would be treated as a single employer under Section 4001(b) of ERISA.
     “Conversion” has the meaning set forth in Section 2.2.(a).
     “Cost Report Settlement Account” means an Account owed to a Borrower by a Medicaid/Medicare Account Debtor pursuant to any cost report, either interim, filed or audited, as the context may require.

     “Debt Security” means any bond, debenture, note or other debt instrument issued by any Borrower or Ensign.
     “Default” means any Event of Default or any event that, with the passage of time or the giving of notice or both, would become an Event of Default unless cured or waived.
     “Default Rate” means the rate otherwise applicable to an Obligation plus 2.00% per annum, or if no such rate is provided, the Base Rate, plus the Applicable Margin for Base Rate Loans, plus 2.00%.
     “EBITDA” means, for the Borrowers for any twelve (12) month period on a trailing basis, without duplication, the total of the following, all of which shall be determined by Lender in its sole credit judgment: (i) net income determined in accordance with GAAP, plus (ii) to the extent included in the calculation of net income, the sum of (A) income taxes paid or accrued (excluding any amounts the Borrowers includes in its sales, general and administrative expenses), (B) interest expenses, net of interest income, paid or accrued, (C) amortization and depreciation, and (D) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), less (iii) to the extent included in the calculation of net income, the sum of (X) the income of any Person in which any Borrower has a direct or indirect ownership interest, except to the extent such income is received by such Borrower in a cash distribution during such period, (Y) gains or losses from sales or other dispositions of assets (other than inventory in the normal course of business), and (Z) extraordinary or non-recurring gains and non-recurring losses. EBITDA shall be measured on a consolidated basis for all Borrowers and on an accrued accounting basis. In calculating EBITDA for any twelve (12) month period, the portion of such EBITDA attributable to the EBITDA of any Person that has become a Borrower under and in accordance with this Agreement during such twelve (12) month period shall be calculated as follows: (i) EBITDA of such Person for the twelve (12) month period ending on the last day of the first full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person as of such calendar month multiplied by twelve; (ii) EBITDA of such Person for the twelve (12) month period ending on the last day of the second full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such two-month period multiplied by six; (iii) EBITDA of such Person for the twelve (12) month period ending on the last day of the third full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such three-month period multiplied by four; (iv) EBITDA of such Person for the twelve (12) month period ending on the last day of the fourth full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such four-month period multiplied by three; (v) EBITDA of such Person for the twelve (12) month period ending on the last day of the fifth full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such five-month period multiplied by twelve-fifths; (vi) EBITDA of such Person for the twelve (12) month period ending on the last day of the sixth full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such six-month period multiplied by two; (vii) EBITDA of such Person for the twelve (12) month period ending on the last day of the seventh full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such seven-month period multiplied by twelve-sevenths; (viii) EBITDA of such Person for the twelve (12) month period ending on the last day of the eighth full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such eight-month period multiplied by three-halves; (ix) EBITDA of such Person for the twelve (12) month period ending on the last day of the ninth full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such nine-month period multiplied by four-thirds; (x) EBITDA of such Person for the twelve (12) month period ending on the last day of the tenth full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such ten-

month period multiplied by six-fifths; (xi) EBITDA of such Person for the twelve (12) month period ending on the last day of the eleventh full calendar month immediately following the date such Person became a Borrower shall be deemed to be EBITDA of such Person during such eleven-month period multiplied by twelve-elevenths; and (xii) thereafter EBITDA for such Person shall be the actual EBITDA of such Person for the most recently completed period of twelve (12) consecutive calendar months.
     “Ensign” has the meaning set forth in the Preamble.
     “Ensign Guaranty” means the Guaranty Agreement executed by Ensign in favor of Lender, substantially in the form of Exhibit E.
     “ERISA” has the meaning set forth in Section 4.12.
     “Event of Default” and “Events of Default” have the meanings set forth in Section 8.1.
     “Excess Availability” means on any date of determination, the sum of (a) all cash on hand and (b) the Available Loan Amount.
     “Existing Loan” has the meaning set forth in the recitals hereto.
     “Fees” means any and all fees payable to any Lender pursuant to this Agreement or any of the other Loan Documents.
     “Fixed Charge Coverage Ratio” means, for any fiscal period, the ratio obtained by dividing (a) EBITDA for such period, less an aggregate of the higher of (i) unfinanced cash Capital Expenditures (exclusive of any unfinanced Capital Expenditures to the extent funded with cash proceeds of Ensign’s initial public offering and any financed Capital Expenditures) of the Loan Parties made during such period, and (ii) a capital replacement reserve equal to $300.00 per licensed bed of the Loan Parties for such period by (b) Fixed Charges for such period.
     “Fixed Charges” means, for any fiscal period, the sum of (a) the aggregate of all Interest Expense paid or accrued by the Loan Parties during such period, plus (b) scheduled payments of principal with respect to any Indebtedness of the Loan Parties during such period, plus (c) cash taxes paid by the Borrowers during such period, plus (d) distributions and dividends made by the Loan Parties during such period, plus (e) expenditures in connection with any Capital Lease paid or accrued by the Loan Parties during such period to the extent that such expenditures have not already been included as a deduction in the calculation of net income.
     “GAAP” means generally accepted accounting principles applied in a consistent manner.
     “Governmental Authority” means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.
     “Guaranteed Obligations” means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person in any manner; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranteed Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligations are incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying Guaranteed Obligations, or, if not stated

or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
     “Guarantor” means each of Ensign, the Holding Companies and any other Person that executes a Guaranty Agreement.
     “Guaranty Agreement” means collectively, the Ensign Guaranty, the Holding Company Guaranty and any guaranties now or hereafter executed by any Person in favor of Lender to guarantee the Obligations.
     “Hazardous Material” means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority applicable to any Loan Party or its business, operations or assets.
     “Healthcare Laws” means, collectively, any and all federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid or any other government payment program or any law governing the licensure of or regulating healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, medical services, or the sale of medical supplies, including without limitation HIPAA.
     “Highest Lawful Rate” means the maximum lawful rate of interest referred to in Section 2.8 that may accrue pursuant to this Agreement.
     “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, or modified from time to time.
     “Holding Company” means each of The Flagstone Group, Inc., Bandera Healthcare, Inc., Milestone Healthcare, Inc., Keystone Care, Inc., Northern Pioneer Healthcare, Inc., and Touchstone Care, Inc.
     “Holding Company Guaranty” means the Guaranty Agreement executed by the Holding Companies in favor of Lender, substantially in the form of Exhibit F.
     “Indebtedness” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person to pay the deferred purchase price of property or services incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (d) all obligations for Capital Leases of such Person, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (f) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (i) all “earnouts” and similar payment obligations of such Person, (j) all Indebtedness secured by a lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (k) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (l) all Guaranteed Obligations of such Person; and (m) all obligations of such Person to trade creditors incurred in the ordinary course of business and more than ninety (90) days past due, except for obligations contested in good faith and by appropriate proceedings by such Person, and for which such Person shall have set aside on their books adequate reserves therefor.
     “Insurer” means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower to compensate Borrower for providing services to a Patient.
     “Interest Expense” means, interest expense (whether cash or non-cash) of the Loan Parties determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Indebtedness of the Loan Parties and interest expense for the relevant period that has been capitalized on the balance sheet of the Loan Parties.
     “Joinder Agreement” means any joinder agreement substantially in the form of Exhibit H executed in favor of Lender by any New Operating Company, whereby such New Operating Company joins as a Borrower hereunder the Loan Documents and becomes liable for the Obligations as set forth herein and in the other Loan Documents, in form and substance satisfactory to Lender.
     “Lease Expenses” means for any fiscal period, the aggregate lease obligations of the Loan Parties determined in accordance with GAAP which are payable in respect of such period under leases of real or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of the Loan Parties or in the notes thereto, excluding, however, any obligations of the Loan Parties under Capital Leases.
     “Lender” has the meaning set forth in the Preamble.
     “Letter of Credit” has the meaning set forth in Exhibit B hereto.
     “Letter of Credit Obligations” has the meaning set forth in Exhibit B hereto.
     “LIBOR” means for each LIBOR Period, a rate of interest determined by Lender equal to:
          (a) the offered rate for deposits in Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such month (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by
          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.
     If such interest rates shall cease to be available from Reuters Screen LIBOR01, LIBOR shall be determined from such financial reporting service or other information as shall be determined by Lender.

     “LIBOR Business Day” means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.
     “LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to LIBOR, other than Adjusted Monthly LIBOR Loans.
     “LIBOR Period” means, with respect to any LIBOR Loan or Adjusted Monthly LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to this Agreement and (i) in the case of any Adjusted Monthly LIBOR Loan, ending one month thereafter, and (ii) in the case of any LIBOR Loan, ending one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrowers’ irrevocable notice to Lender as set forth in Section 2.2(a); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:
          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
          (b) any LIBOR Period that would otherwise extend beyond the Termination Date shall end two (2) LIBOR Business Days prior to such date;
          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;
          (d) such Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and
          (e) such Borrower shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.
     “Liquidity Factors” has the meaning set forth in Section 2.01(d).
     “Lists” has the meaning set forth in Section 4.26.
     “Loan” has the meaning set forth in Section 2.1(a).
     “Loan Documents” means and includes this Agreement, the Note, the Guaranty Agreement, the Certificate of Validity, and each and every other document now or hereafter delivered in connection with this Agreement, as any of them may be amended, modified, or supplemented from time to time.
     “Loan Administration Fee” has the meaning set forth in Section 2.5(b).
     “Loan Parties” means the Borrowers and each of their Subsidiaries.
     “Lockbox” means any of the Government Lockbox, the Commercial Lockbox or the Private Lockbox.
     “Lockbox Account” means any account maintained by Borrower at the Lockbox Bank into which collections of Accounts are paid directly, including the Government Lockbox Account, the Commercial Lockbox Account and the Private Pay Lockbox Account.

     “Lockbox Bank” has the meaning set forth in Section 2.3.
     “Material Adverse Effect” shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of the Loan Parties, taken as a whole; (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of the Loan Parties, taken as a whole, to pay and perform the Obligations; (d) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Agreement or any of the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the liens of Lender in the Collateral or the priority of such liens.
     “Maximum Loan Amount” has the meaning set forth in Section 2.1(a).
     “Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and all laws applicable to such program and plans for medical assistance enacted in connection with such program.
     “Medicaid/Medicare Account Debtor” means any Account Debtor which is (a) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, TRICARE, CHAMPVA, or any other governmental program, (b) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, TRICARE, CHAMPVA, or any other governmental program, or (c) any agent, carrier, administrator or intermediary for any of the foregoing.
     “Medical Services” means medical and health care services provided to a Patient, including, without limitation, medical and health care services provided to a Patient and performed by a Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.
     “Medicare” means, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and all laws applicable to such program.
     “Net Cash Proceeds” means, with respect to any transaction, an amount equal to the cash proceeds received by a Borrower from or in respect of such transaction (including any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by a Borrower in connection therewith (in each case, paid to non-Affiliates) and (y) in the case of an Asset Disposition, any amounts payable to holders of senior liens (to the extent such liens are Permitted Liens) and any taxes paid or payable by such Person (as reasonably estimated by the chief financial officer of a Borrower giving effect to the overall tax position of such Person) in respect of such Asset Disposition and (z) the amount of any reasonable reserve established in accordance with GAAP against any liabilities retained by such Person (other than taxes deducted pursuant to the foregoing clause (y)) associated with the asset disposed of in such Asset Disposition.

     “Net Worth” means as of any date of determination, the aggregate book value of the assets of the Borrowers, minus the sum of (a) reserves applicable thereto, and (b) all of Borrowers’ liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.
     “New Operating Company” means any Subsidiary of Ensign, a Holding Company or a Borrower that is created or acquired after the Closing Date in accordance with this Agreement and operates a facility, any other skilled nursing or ancillary skilled nursing facility which is expected to generate or generates Accounts (excluding any Subsidiary which is a real property holding company or operates an assisted living facility).
     “Note” has the meaning set forth in Section 2.1(c).
     “Obligations” has the meaning set forth in Section 3.1.
     “OFAC” has the meaning ascribed to such term in Section 4.26(a).
     “OFAC Laws and Regulations” has the meaning ascribed to such term in Section 4.26(a).
     “Other Lists” has the meaning ascribed to such term in Section 4.26(a).
     “Ownership Interests” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
     “Patient” means any Person receiving Medical Services from a Borrower and all Persons legally liable to pay such Borrower for such Medical Services other than Insurers.
     “Permitted Liens” means: (a) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance; (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (c) mechanic’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender’s sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); (d) liens and encumbrances in favor of Lender; (e) liens set forth on Schedule 1.1, and (f) liens created as permitted in Section 7.1 (in such amounts permitted thereunder).
     “Person” means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.
     “Plan” has the meaning set forth in Section 4.12.
     “Premises” has the meaning set forth in Section 4.14.
     “Prior Loan Agreement” means that Amended and Restated Loan and Security Agreement by and among certain of the Loan Parties and Lender, dated as of March 25, 2004, as amended prior to the date hereof.

     “Prior Loan Documents” means and includes the Prior Loan Agreement and each and every other document delivered in connection with the Prior Loan Agreement, as any of them may be amended, modified, or supplemented.
     “Private Pay Account Debtor” means any Account Debtor other than a Medicare/Medicaid Account Debtor or a Commercial Pay Account Debtor.
     “Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Internal Revenue Code that is not exempt under Section 407 or Section 408 of ERISA or Section 4975(c)(2) or (d) of the Internal Revenue code or under a class exemption granted by the U.S. Department of Labor.
     “Qualified Account” means an Account of a Borrower generated in the ordinary course of such Borrower’s business from the sale of goods or rendition of Medical Services which Lender, in its sole credit judgment, deems to be a Qualified Account. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if: (a) the Account or any portion of the Account is payable by an individual beneficiary, recipient or subscriber individually and not directly to such Borrower by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender in its sole discretion; (b) the Account remains unpaid more than ninety (90) days past the claim or invoice date (but in no event more than one hundred five (105) days after the applicable Medical Services have been rendered); (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) if the Account arises from the sale of goods by such Borrower, the sale was not an absolute sale, or the sale was made on consignment or on approval or on a sale-or-return basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee; (f) if the Account arises from the performance of Medical Services, the Medical Services have not been actually been performed or the Medical Services were undertaken in violation of any law; (g) the Account is subject to a lien other than a Permitted Lien; (h) such Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (i) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (j) the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (k) the Account Debtor is an Affiliate or Subsidiary of such Borrower; (l) more than ten percent (10%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred twenty (120) days past their invoice date; (m) fifty percent (50%) or more of the aggregate unpaid Accounts from any single Account Debtor are not deemed Qualified Accounts under this Agreement; (n) the total unpaid Accounts of the Account Debtor, except for a Medicaid/Medicare Account Debtor, exceed twenty percent (20%) of the net amount of all Qualified Accounts (including Medicaid/Medicare Account Debtors); (o) any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached; or (p) the Account fails to meet such other specifications and requirements which may from time to time be established by Lender.
     “Reportable Event” means a “reportable event” as defined in Section 4043(c) of ERISA for which the notice requirements of Section 4043(a) of ERISA are not waived.

     “Real Estate Borrower” means, collectively, Valley Health Holdings, LLC, Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Ensign Highland LLC, Plaza Health Holdings LLC, Rillito Holdings LLC, Mountainview Community Care LLC and Meadowbrook Health Associates LLC, Cedar Avenue Holdings LLC and Granada Investments LLC, as borrowers under the Real Estate Loan Agreement.
     “Real Estate Loan Agreement” means that certain Third Amended and Restated Loan Agreement dated as of December 29, 2006 by and among the Real Estate Borrowers, as borrowers, General Electric Capital Corporation as agent and lender and the other lenders party thereto, as such agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time.
     “Real Estate Loan Documents” means the Real Estate Loan Agreement and all instruments and documents executed in connection with such loan made pursuant thereto, as such documents and instruments may be amended, supplemented, restated, replaced or otherwise modified from time to time.
     “Real Property” with respect to any Person, means all of such Person’s right, title and interest in and to any owned or leased real property and any buildings and Fixtures located thereon.
     “Reserves” means reserves established by Lender from time to time pursuant to Section 2.1(e) with respect to known or anticipated liabilities, offsets, or liquidity needs of Borrower. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest, fees, expenses and other liabilities shall be deemed to be an exercise of Lender’s good faith credit judgment. Reserves may be established against the Borrowing Base or as a reduction to the Maximum Loan Amount as determined to be appropriate by Lender in the exercise of its good faith credit judgment.
     “Revolving Credit Loan” has the meaning set forth in Section 2.1(b).
     “SDN List” has the meaning ascribed to such term in Section 4.26(a).
     “Statements” has the meaning ascribed to such term in Section 6.1.
     “Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Ownership Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Ownership Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Ownership Interests whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.
     “Term” has the meaning set forth in Section 2.9.
     “Termination Date” has the meaning set forth in Section 2.9(d).
     “Termination Notice Period” has the meaning set forth in Section 2.9(c).
     “TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the

United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.
     “Unused Line Fee” has the meaning set forth in Section 2.5(c).
     “U.S. Publicly-Traded Entity” has the meaning set forth in Section 4.26(a).
     Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), applied on a basis consistent (except for changes concurred in by Borrowers’ independent public accountants) with the most recent audited consolidated financial statements of Borrowers delivered to the Lender; provided that, if: (a) Borrowers notify Lender that Borrowers wish to amend any provision of any Loan Document to eliminate the effect of any change in GAAP on the operation of such provision, or (b) Lender notifies Borrowers that Lender wishes to amend any provision of any Loan Document for such purpose, then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Borrowers and Lender.
     Section 1.3 UCC Terms. Unless otherwise specified herein, the following term have the meanings ascribed to them in the UCC, provided that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control: “Accounts,” “Account Debtor,” “Chattel Paper,” “Contracts,” “Deposit Accounts,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Health-Care Insurance Receivable,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Payment Intangible,” “Software” and “Supporting Obligations.”
     Section 1.4 Other Definitional Provisions. References in this Agreement to “Articles,” “Sections,” “Annexes” or “Exhibits” shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or plural depending on the reference. “Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words on paper. Except as otherwise expressly provided herein, references to any agreement or contract are to such agreement or contract, together with all exhibits and schedules thereto, as the same may be amended, restated, increased, extended, renewed, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person; provided that no Loan Party may assign its rights or obligations under any Loan Document without the prior written consent of the Lender. References “from,” “through” or “to” any date mean, unless otherwise specified, “from and including,” “through and including,” and “to but excluding,” respectively. References to any statute shall include any related regulations now or hereafter in effect, and any applicable judicial or administrative interpretations thereof and all amendments, modifications and supplements of the same and any successor statutes, regulations and interpretations.

ARTICLE II
LOAN
     Section 2.1. Terms.
          (a) The maximum aggregate principal amount of credit extended by Lender to Borrowers under this Agreement (the “Loan”) that will be outstanding at any time is Fifty Million and No/100 Dollars ($50,000,000.00) (the “Maximum Loan Amount”), including outstanding advances of the Revolving Credit Loan and the face amount of outstanding Letters of Credit.
          (b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of Borrowers from time to time under this Article II (each a “Revolving Credit Loan”) up to the Maximum Loan Amount depending upon the availability in the Borrowing Base (less applicable Reserves established hereunder), the requests of Borrowers pursuant to the terms and conditions of Section 2.2, and on such other basis as Lender may reasonably determine. The outstanding principal balance of the Loan may fluctuate from time to time, to be reduced by repayments made by Borrowers (which may be made without penalty or premium), and to be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrowers, including draws on any Letter of Credit under Section 2.1(f) below, and shall be due and payable in full upon the expiration of the Term. With respect to the prepayments described in Sections 2.6(a)(ii), 2.6(a)(iii) and 2.6(a)(iv), such prepayments shall be applied to repay the outstanding principal balance of the Loan without a corresponding permanent reduction of the Maximum Loan Amount. Any such prepayment shall be applied first to Base Rate Loans, next to Adjusted Monthly LIBOR Loans and then to LIBOR Loans, and with respect to the LIBOR Loans, any such prepayment shall be applied in a manner which minimizes any liabilities of the Borrowers under Section 9.20(d). For purposes of this Agreement, any determination as to whether there is availability within the Borrowing Base for advances or extensions of credit shall be made by Lender in its sole discretion and is final and binding upon Borrowers. In no event shall the aggregate face amount of outstanding Letters of Credit established for Borrowers hereunder plus the outstanding advances of the Revolving Credit Loan exceed the Borrowing Base or the Maximum Loan Amount.
          (c) Upon the execution of this Agreement, the Closing Date Borrowers shall execute and deliver to Lender an Amended and Restated Revolving Credit Note evidencing Borrowers’ unconditional obligation to repay Lender for Revolving Credit Loans, advances, and other extensions of credit made under the Loan, substantially in the form of Exhibit I (as amended, modified, restated or replaced from time to time, the “Note”), dated the date of this Agreement, payable to the order of Lender in accordance with the terms thereof. The Note shall bear interest on the outstanding principal balance of the Note from the date of the Note until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum equal to the applicable interest rate; provided, however, that after the occurrence and during the continuance of an Event of Default, such rate shall be equal to the Default Rate. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated into and made a part of this Agreement by this reference.
          (d) Subject to the terms and conditions of this Agreement, advances under the Loan shall be made against a borrowing base equal to eighty-five percent (85%) of Qualified Accounts due and owing from any Medicaid/Medicare, Insurer or other Account Debtor (the “Borrowing Base”). The Borrowing Base shall be determined by Lender (including the eligibility of Accounts) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with this Agreement and such other information as may be available to Lender. Lender, in its good faith credit judgment, may further adjust the Borrowing Base by applying percentages (known as “Liquidity Factors”) to Qualified Accounts by payor class based upon Borrowers’ actual recent collection history for each such payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Lender’s underwriting practices and procedures and its prior practices with respect to this Loan, and Lender may adjust such Liquidity Factors throughout the Term; provided, however, that Lender agrees to increase the Liquidity Factors applied in the calculation of the Borrowing Base to 100% provided the following are satisfied: (i) no Event of Default which has been duly noticed by Lender to Borrower (if notice is required) has occurred and is continuing, (ii) Lender’s field audits have not revealed any reason for such Liquidity Factors to be reduced, as determined by Lender in its reasonable discretion, and (iii) no events or circumstances have occurred to cause Lender to reasonably believe that such Liquidity Factors should be reduced.
          (e) Lender shall have the right to establish or modify Reserves against the Borrowing Base or any component thereof from time to time, to adjust any of the criteria used to determine eligibility of any component of the Borrowing Base, to establish new such criteria and to adjust the advance rate, in each case, in its good faith credit judgment.
          (f) Lender shall issue Letters of Credit (as defined on Exhibit B) upon the request of, and on behalf of, Borrowers, subject to the terms and conditions of Exhibit B attached hereto and subject to the following:
               (i) Either (A) Lender establishes a reserve against the Borrowing Base in the aggregate face amount of all Letters of Credit issued on behalf of Borrowers, or (B) Borrowers pledge and/or deliver additional collateral to Lender in a form satisfactory to Lender and in an amount sufficient to collateralize Borrowers’ obligations to Lender in connection with such Letters of Credit, as determined by Lender in its sole discretion, provided, however, that (1) the aggregate amount of such Letters of Credit shall not exceed the Letter of Credit Sublimit and (2) the aggregate amount of the Letter of Credit Obligations, together with the aggregate amount of Borrowers’ other outstanding Obligations under the Loan Documents, shall not exceed the lesser of the Borrowing Base or the Maximum Loan Amount;
               (ii) no Event of Default which has been duly noticed by Lender to Borrowers (if notice is required) has occurred and is continuing, and the Loan Agreement has not been terminated;
               (iii) Borrowers execute and deliver to Lender such other notes, instruments, letter of credit agreements, security agreements, letter of credit applications and other documents as Lender may generally require in connection with the issuance of Letters of Credit, and as Lender may require in connection with the specific request;
               (iv) any amounts drawn on any Letter of Credit shall immediately be deemed to be a Revolving Credit Loan; and
               (v) Borrowers pay to Lender a letter of credit fee equal to two percent (2%) of the initial face amount of the Letter of Credit on the issuance date thereof, and on each anniversary date of such date of issuance for as long as the Letter of Credit remains outstanding.
     Section 2.2. Loan Administration. Borrowings, Conversions and Continuations under the Loan shall be as follows:
          (a) A request for a Revolving Credit Loan or to convert any portion of an outstanding (x) Base Rate Loan into one or more LIBOR Loans or Adjusted Monthly LIBOR Loans or (y) Adjusted Monthly LIBOR Loan into a Base Rate Loan or one or more LIBOR Loans (a

“Conversion”), or to continue all or any portion of an outstanding LIBOR Loan or Adjusted Monthly LIBOR Loan for another additional LIBOR Period (a “Continuation”) shall be made, or shall be deemed to be made, in the following manner: (i) Borrowers shall give Lender notice of their intention to borrow, convert or continue any Loans, as applicable, in which notice Borrowers shall specify the following: (A) the date of the requested borrowing, Conversion or Continuation, which date shall be a Business Day, (B) in the case of a Conversion or Continuation, the existing Loans or portions of such Loans affected by such notice, (C) the amount of the borrowings to be incurred or to be created by such Conversion or Continuation, (D) in the case of a borrowing, Conversion or Continuation of a LIBOR Loan, the duration of the LIBOR Period of the requested borrowing and (E) such other information as Lender may request. In the case of a LIBOR Loan, such notice shall be delivered to Lender no later than three (3) Business Days before the requested date of such borrowing or Continuation of or Conversion into a LIBOR Loan, and in the case of a Base Rate Loan or Adjusted Monthly LIBOR Loan, such notice shall be delivered to Lender no later than 2:00 p.m. Eastern Time on the Business Day before the requested date of such borrowing, provided, however, that no such request for a borrowing, Continuation or a Conversion may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the day following the due date in the amount required to pay such interest or other Obligation if such was not paid by Borrowers on the due date. If a request for a Conversion or Continuation is not timely made prior to the expiration of a LIBOR Period, or if it is not made in accordance with this Section, the portions of the Loan proposed to be affected thereby shall be converted into, or continued as, Base Rate Loans.
          (b) Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to written direction from Borrowers; and (ii) the proceeds of each Revolving Credit Loan deemed to be requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.
          (c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrowers shall constitute one general Obligation of Borrowers, and shall be secured by Lender’s lien upon all of the Collateral.
          (d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrowers and shall also record in said loan account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers. All collections into the Concentration Account pursuant to Section 2.3 shall be applied first to fees, costs and expenses due and owing under the Loan Documents, then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.
          (e) Lender will account to Borrowers monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrowers, absent manifest error, unless Lender is notified by Borrowers in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrowers. Such notice shall be deemed an objection to those items specifically objected to in the notice.

     Section 2.3. Collections, Disbursements, Borrowing Availability, and Lockbox Account.
          (a) Borrowers shall (i) maintain (x) a lockbox for Account Debtors other than Medicare/Medicaid Account Debtors (“Commercial Lockbox”) and a corresponding lockbox account (“Commercial Lockbox Account”) with Wells Fargo Bank, N.A. or such other bank as may be reasonably acceptable to Lender (the “Lockbox Bank”) and (y) a lockbox for Medicare/Medicaid Account Debtors (“Government Lockbox”) and a corresponding lockbox account (“Government Lockbox Account”) with the Lockbox Bank, each subject to the provisions of this Agreement, and shall execute with the Lockbox Bank, lockbox agreements with respect thereto, each in a form acceptable to Lender in its commercially reasonable discretion (each, a “Lockbox Agreement”) and such other agreements related to the Lockbox Agreements as Lender may require; and (ii) Borrowers shall ensure that (x) all collections of Accounts of Commercial Account Debtors are received directly in the Commercial Lockbox and paid directly into the Commercial Lockbox Account, (y) all collections of Accounts of Medicare/Medicaid Account Debtors are received directly in the Government Lockbox and paid directly into the Government Lockbox Account, and (z) all funds paid into the Commercial Lockbox Account and the Government Lockbox Account shall be transferred the same Business Day into a depository account maintained by and under the control of Lender at Bank of America, N.A., or such other financial institution as determined by Lender in its sole discretion and communicated to Borrowers (the “Concentration Account”); provided that Borrowers shall not be required to take any actions with respect to the Government Lockbox or Government Lockbox Account that would violate applicable federal law or regulations, including but not limited to the provisions of Medicare Intermediary Manual § 3488.2 or Medicare Carrier Manual § 3060.11.
          (b) Borrowers shall (i) maintain a lockbox (the “Private Pay Lockbox”) and a corresponding lockbox account (the “Private Pay Lockbox Account”) with a Lockbox Bank, subject to the provisions of this Agreement, and shall execute with the Lockbox Bank, a Lockbox Agreement in a form acceptable to Lender in its commercially reasonable discretion and such other agreements related to the Lockbox Agreement as Lender may require; and (ii) ensure that (x) all collections of Accounts of Private Pay Account Debtors are received directly in the Private Pay Lockbox and paid directly into the Private Pay Lockbox Account, and (y) following the occurrence and during the continuance of an Event of Default, all funds paid into the Lockbox Account shall be transferred the same Business Day into the Concentration Account.
          (c) Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding Indebtedness under the Loan (in accordance with Section 2.2(d)), and all future Revolving Credit Loans, advances and other extensions of credit to be made by Lender under the conditions set forth in this Article II. All funds transferred from the Concentration Account for application to Borrowers’ Indebtedness to Lender shall be applied to reduce the Loan balance and for purposes of calculating interest as of the same Business Day of receipt so long as such funds are received prior to 2:00 p.m. Eastern Time; otherwise, such funds shall be applied and interest shall be calculated as of the next Business Day. If, as a result of collections of Accounts pursuant to the terms and conditions of this Section 2.3, a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Event of Default exists.
          (d) To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Commercial Lockbox, Private Pay Lockbox or Government Lockbox in accordance with the foregoing, but are received by Borrowers, such collections shall be held in trust for the benefit of Lender and remitted, in the form received, to the Lockbox Bank for transfer to the Concentration Account upon receipt by Borrowers.

          (e) Borrowers acknowledge and agree that their compliance with the terms of this Section 2.3 is essential, and that upon their failure to comply with any such terms Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs.
     Section 2.4 Interest.
          (a) Accrual. Each Loan shall bear interest on the outstanding principal amount thereof from the date of the applicable Loan until repaid in full, whether before or after default, judgment or the institution of proceedings under any bankruptcy, insolvency or other similar law. Unless the Default Rate has been imposed, the Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (i) to the extent and so long as any Loan bears interest based on the Base Rate (a “Base Rate Loan”), the Base Rate as in effect from time to time plus the Applicable Margin, (ii) to the extent and so long as any Loan bears interest based on LIBOR, LIBOR plus the Applicable Margin or (iii) to the extent and so long as any Loan bears interest based on Adjusted Monthly LIBOR, the Adjusted Monthly LIBOR plus the Applicable Margin. Base Rate Loans and Adjusted Monthly LIBOR Loans shall be calculated on the basis of actual number of days elapsed over a year of 360 days. LIBOR Loans shall be calculated on the basis of actual number of days elapsed over a year of 365/366 days.
          (b) Interest Options.
     (i) Subject to the provisions hereof, at the option of Borrowers, Loans may be made or continued as, or converted into, Base Rate Loans, one or more LIBOR Loan(s) or Adjusted Monthly LIBOR Loan(s), or any combination thereof; provided that LIBOR Loans may not be converted, but may be continued, and such continuation may occur on (and only on) the last day of an applicable LIBOR Period.
     (ii) No advances shall be made as part of, and no Loans shall be continued as, LIBOR Loans, and all existing LIBOR Loans shall be converted into Base Rate Loans on the last day of the applicable LIBOR Period, so long an Event of Default shall have occurred and be continuing and Lender shall have determined in its sole discretion to suspend Borrowers’ option to request LIBOR advances. Each LIBOR advance shall be in a minimum amount of $500,000 and in greater whole multiples of $100,000. There shall at no time be in effect more than five (5) LIBOR Loans.
          (c) Post Default Interest. During the period that any Event of Default shall have occurred and be continuing, at the election of the Lender, all Loans and other outstanding Obligations shall bear interest at the Default Rate.
          (d) Payments. Interest due pursuant to this Agreement shall be payable in arrears on the first Business Day of each month with respect to interest accrued through the last day of the preceding month, and when any portion of an Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due. Interest accruing at the Default Rate shall be payable on demand.
          (e) Determination. Each determination by Lender of the interest rate hereunder shall be conclusive and binding for all purposes.
     Section 2.5. Fees.
          (a) [Reserved]

          (b) The Borrowers shall pay to the Lender an annual administration fee equal to $10,000 per annum, which shall be payable annually in advance on the Closing Date and on each anniversary thereof during the Term.
          (c) As additional compensation for the Lender, Borrowers shall pay to Lender, in arrears, commencing August 21, 2008 and on the first Business Day of each month prior to the Termination Date and on the Termination Date, a fee (the “Unused Line Fee”) for Borrowers’ non-use of available funds in an amount equal to (i) 0.25% (calculated on the basis of a 360 day year for the number of actual days elapsed) multiplied by (ii) the Available Loan Amount; provided that solely for the purposes of calculating the Unused Line Fee, the Maximum Loan Amount shall be $30,000,000 unless and until such date that the aggregate outstanding amount of the Loan exceeds $30,000,000. On and after the date that the aggregate outstanding amount of the Loan exceeds $30,000,000, the Maximum Loan Amount for the purposes of calculating the Unused Line Fee shall be $50,000,000, if such amount is, notwithstanding if the aggregate outstanding amount of the Loan shall at any time subsequent to such date be less than $30,000,000.
          (d) Subject to Section 6.22, Borrowers shall pay to Lender all reasonable out-of-pocket audit and appraisal fees in connection with audits and appraisals of Borrowers’ books and records and such other matters as Lender shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrowers.
          (e) Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any participant pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any participant) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender, of proceeds of Revolving Credit Loans made by Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Lender or any participant, of any check or item of payment received or delivered to Lender or any participant on account of Obligations.
     Section 2.6. Payments.
          (a) Mandatory Prepayments.
               (i) Prepayment of Excess Outstanding Amount; Maturity of Obligations.
                    (A) If at any time the aggregate outstanding amount of the Loan exceeds the lesser of (a) the Maximum Loan Amount and (b) the Borrowing Base then in effect, Borrowers shall immediately prepay the Loan (or if no such amount of the Loan is outstanding, deposit cash in a collateral account in accordance with Exhibit B) in an aggregate principal amount sufficient to eliminate such excess.
                    (B) Lender’s commitment to make Revolving Credit Loans to Borrowers shall terminate at the opening of business on the Termination Date, and there shall become due and Borrowers shall pay on the Termination Date, the entire outstanding principal amount of the Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.
               (ii) Asset Dispositions. Immediately upon Borrowers’ receipt of Net Cash Proceeds of any Asset Disposition or any sale of Ownership Interests of any Subsidiary of a Borrower, such Borrower shall prepay an aggregate principal amount of the Loan equal to one hundred percent (100%) of all such Net Cash Proceeds. Notwithstanding the foregoing, if at the time of the receipt of such Net Cash Proceeds no Default or Event of Default has occurred and is continuing and such Borrower delivers to Lender a certificate, signed by such Borrower’s chief financial officer, that it intends within one hundred eighty (180) days of receipt thereof to use all of such Net Cash Proceeds either to purchase assets used in the ordinary course of business or to make Capital Expenditures, such Borrower may use such Net Cash Proceeds in the manner set forth in such certificate; provided that (A) the first $1,000,000 of Net Cash Proceeds in any fiscal year shall not be subject to prepayment, (B) the aggregate amount of such Net Cash Proceeds so used and not subject to prepayment under this Section 2.6(a)(ii) shall not exceed $10,000,000 and (C) any such Net Cash Proceeds not so used within the period set forth in such certificate shall, on the first Business Day immediately following such period, be applied as a prepayment in accordance with the following sentence.
               (iii) Ownership Interests Issuances. Without the consent of Lender, which shall not be unreasonably withheld, if any Loan Party, any Holding Company or Ensign issues Ownership Interests, immediately upon receipt of the Net Cash Proceeds thereof (other than (A) proceeds of the issuance of Ownership Interests by any such Person received on or before the Closing Date, (B) proceeds from the issuance of Ownership Interests to members of the management of any such Person and (C) proceeds of the issuance of Ownership Interests to any Loan Party, then such Person shall prepay an aggregate principal amount of Loans (and to the extent of any Net Cash Proceeds in excess of the outstanding principal amount of the Loans, cash collateralize Letter of Credit Obligations in accordance with Exhibit B) in an amount equal to fifty percent (50%) of all such Net Cash Proceeds; provided that so long as no Event of Default has occurred and is continuing, the first $1,000,000 of Net Cash Proceeds in any fiscal year shall not be subject to prepayment and provided further that, no such consent or payment will be required from issuances of Ownership Interests of Ensign if both before and after giving effect to such issuance and any acquisitions contemplated in connection therewith and the application of any Net Cash Proceeds received in connection with such issuance, (A) no Default or Event of Default has occurred and is continuing and (B) Loan Parties are in pro forma compliance with the covenants set forth in Sections 7.19, 7.20 and 7.21 and the repayment provisions hereof.
               (iv) Debt Security Issuances. If any Loan Party, any Holding Company or Ensign issues Debt Securities in an aggregate face value exceeding $5,000,000 during the Term in accordance with Section 7.1, immediately upon receipt of the Net Cash Proceeds thereof (other than proceeds of the issuance of any Debt Security by any Loan Party received on or before the Closing Date), such Person shall prepay an aggregate principal amount of the Loan (and to the extent of any Net Cash Proceeds in excess of the outstanding principal amount of the Loans, cash collateralize Letter of Credit Obligations in accordance with Exhibit B) in an amount equal to one hundred percent (100%) of all such Net Cash Proceeds; provided that so long as no Default or Event of Default has occurred and is continuing, the first $1,000,000 of Net Cash Proceeds in any fiscal year shall not be subject to prepayment.
          (b) Optional Prepayments. Borrowers may prepay the Loan as set forth in Section 2.1(b).
     Section 2.7. Use of Proceeds. The proceeds of Lender’s advances under the Loan shall be used solely (i) to repay existing Indebtedness, (ii) to finance the fees and actual expenses incurred pursuant to this Agreement, (iii) for the acquisition of assets, including repurchase from the employees of any Loan Party, the Ownership Interests of Ensign in an amount not to exceed $2,000,000, and (iv) for working capital and for other costs of Borrowers arising in the ordinary course of Borrowers’ business.
     Section 2.8. Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the Term. Accordingly, notwithstanding any other provision of this Agreement, the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the “Highest Lawful Rate”), and any interest in excess of the Highest Lawful Rate shall be promptly credited to Borrowers by Lender (or, to the extent that such interest shall have been paid, such excess shall be promptly refunded to Borrowers by Lender). All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrowers to Lender shall, to the extent permitted by applicable law, be allocated and spread on a pro rata basis throughout the full Term. If the rate of interest hereunder shall be limited to the Highest Lawful Rate pursuant to this Section 2.8, any subsequent reductions in the Base Rate or LIBOR shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Notes had at all times been in effect.
     Section 2.9. Term.
          (a) Subject to Lender’s right to cease making Revolving Credit Loans to Borrowers upon or after any Event of Default, this Agreement shall be in effect until February 21, 2013, unless terminated as provided in this Section 2.9 (the “Term”).
          (b) Notwithstanding anything in this Agreement to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.
          (c) Subject to the restriction set forth in Section 2.9(a), upon at least thirty (30) days prior written notice to Lender (the “Termination Notice Period”), Borrowers may terminate this Agreement prior to the expiration of the Term. Notwithstanding anything to the contrary in this Agreement or in the Real Estate Loan Documents, the parties acknowledge and agree that (i) the terms of the financing made pursuant to the Real Estate Loan Documents have materially changed since the Prior Loan Agreement was executed and that the parties intended to exclude any requirement that the loan secured by the Real Estate Loan Documents be prepaid upon termination or expiration of this Agreement and (ii) the Loan Parties shall in no event be required to prepay the loan under the Real Estate Loan Documents or to be deemed to be in default for failure to prepay the such real estate loan upon termination or expiration of this Agreement. This Section 2.9(c) shall survive the termination of this Agreement.
          (d) All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement (the “Termination Date”); provided, however, that, notwithstanding anything in Section 2.9(c) to the contrary, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the Termination Notice Period. All undertakings, agreements, covenants, warranties, and representations of Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds.
          (e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrowers to cure an Event of Default following the lapse of the applicable cure period, and Borrowers shall have no such right in any instance unless specifically granted in writing by Lender.
ARTICLE III
COLLATERAL
     Section 3.1. Generally. As security for the payment of all liabilities of Borrowers to Lender, including, without limitation: (a) Indebtedness evidenced under the Note, repayment of Revolving Credit

Loans, advances and other extensions of credit, all fees and charges owing by Borrowers, and all other liabilities and obligations of every kind or nature whatsoever of Borrowers to Lender, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including, without limitation, any extensions, modifications, substitutions, increases and renewals thereof, (b) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the following property in accordance with the terms of this Agreement, (c) the payment of all actual expenses incurred by Lender in connection therewith, and (d) the payment and performance by Borrowers of their respective obligations under the Loan Documents (collectively, the “Obligations”), and as further security for the payment and performance of Borrowers under the Loan Documents, each Borrower hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to the following property (the “Collateral”):
               (i) All of such Borrower’s now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and all of such Borrower’s contract rights, chattel paper, documents and instruments with respect thereto, and all of such Borrower’s rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;
               (ii) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrowers, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of such Borrower’s deposits (general or special), balances, sums and credits with Lender at any time existing;
               (iii) All of such Borrower’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;
               (iv) All of such Borrower’s now owned or hereafter acquired deposit accounts into which Accounts are deposited, including any Lockbox Account;
               (v) All of such Borrower’s now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, without limitation, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;
               (vi) All of such Borrower’s other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;
               (vii) All of such Borrower’s now owned or hereafter acquired inventory of every description which is held by such Borrower for sale or lease or is furnished by such Borrower under any contract of service or is held by such Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;
               (viii) All of such Borrower’s now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof; and
               (ix) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.
Notwithstanding the forgoing, with respect to Vista Woods Health Associates LLC, City Heights Health Associates LLC and Claremont Foothills LLC (collectively, the “OHI Borrowers”), the Collateral shall not include any “Excluded Collateral” as defined in that certain Subordination Agreement dated as of September 30, 2003 (the “OHI Subordination Agreement”) by and among the OHI Borrowers, Lender, Permunitum LLC and OHI Asset (CA), LLC to the extent and for so long as such Subordination Agreement would prohibit such inclusion.
     Section 3.2. Lien Documents. Each Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion) any agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise request from time to time in its sole discretion to evidence, perfect, or protect Lender’s lien and security interest in the Collateral required under this Agreement. Each Borrower hereby authorizes Lender to file one or more financing statements and amendments thereto and continuation statements therefor covering the Collateral and naming Borrower as debtor and Lender as secured party. Each Borrower acknowledges that it is not authorized to file any financing statement or amendment or any termination statement with respect to any financing statement filed against such Borrower by Lender and each Borrower agrees that it will not do so without the prior written consent of Lender, subject to such Borrower’s rights under Section 9-509(d)(2) of the Uniform Commercial Code.
     Section 3.3. Collateral Administration.
          (a) All Collateral (except deposit accounts) will at all times be kept by Borrowers at their respective principal office(s) as set forth on Schedule 4.15(a) or at the principal office of Ensign Facility Services, Inc. as set forth on Schedule 4.15(a) and shall not be moved from such locations without the prior written consent of Lender, which consent shall not be unreasonably withheld.
          (b) Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $100,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise (excepting those Accounts which become ineligible merely by reason of their age, for which no such notification is required), Borrowers shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender after the occurrence and during the continuation of an Event of Default, Borrower shall execute and deliver to Lender weekly formal written assignments of all of its Accounts, which shall include all Accounts that have been created since the date of the last assignment, together with copies of claims, invoices or other information related thereto.
          (c) Whether or not an Event of Default has occurred, any of Lender’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender or any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.
          (d) To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender retains the right at all times after the occurrence and during the continuance of an Event of Default, subject to applicable law regarding Medicaid/Medicare Account Debtors, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and actual expenses, including attorneys’ fees, to Borrowers.
     Section 3.4. Other Actions. Borrowers shall cause all Medicare and Medicaid Accounts to be deposited directly to the Government Lockbox. In addition to the foregoing, upon notice from Lender to Borrowers of the existence of an Event of Default under this Agreement and directing Borrowers to do so, Borrowers (a) shall provide prompt written notice to each private indemnity, managed care or other Insurer who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that Lender has been granted a first priority lien and security interest in, upon and to all Accounts applicable to such Insurer and directs each Account Debtor to make payments into the Commercial Lockbox or Private Pay Lockbox, as applicable, so long as an Event of Default is outstanding, and hereby authorizes Lender, upon Borrowers’ failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the Insurer becomes an Account Debtor), to send any and all similar notices to such Insurers, and (b) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, and any other documents required under this Agreement. At Lender’s request, Borrowers shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest. Borrowers shall, on Lender’s demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.
     Section 3.5. Searches. Throughout the Term of the Loan, Lender shall be entitled to perform the searches described in clauses (a), (b) and (c) below against Borrowers (the results of which shall be consistent with Borrowers’ representations and warranties under this Agreement and otherwise acceptable to Lender), all at Borrowers’ expense:
          (a) UCC searches with the Secretary of State and local filing offices of each jurisdiction where each Borrower maintains its executive offices, a place of business, or assets and the jurisdiction in which each Borrower is organized;
          (b) judgment, federal and state tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and

          (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of each Loan Party, and the exact legal name under which such Loan Party is organized.
     Section 3.6. Power of Attorney. Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of the applicable Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Borrower and constitute collections on such Borrower’s Accounts; (b) execute in the name of each Borrower any financing statements, schedules, assignments, instruments, documents, and statements that each Borrower is obligated to give Lender under this Agreement; and (c) do such other and further acts and deeds in the name of any Borrower that Lender may deem necessary or desirable to enforce any Account or other Collateral or perfect Lender’s security interest or lien in any Collateral. In addition, if any Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for Borrowers pursuant to this paragraph, may, by the signature or other act of any of Lender’s officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to such Borrower by directing payment to the Lockbox Account.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Each Loan Party represents and warrants to Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding under this Agreement, that:
     Section 4.1. Subsidiaries. Except as set forth in Schedule 4.1, no Borrower has any Subsidiaries.
     Section 4.2. Organization and Good Standing. Each Loan Party which is a corporation, is a corporation duly organized, validly existing, and in good standing under the laws of its state of formation. Each Loan Party which is a limited liability company is duly formed, validly existing and in good standing under the laws of its state of formation. Each Loan Party is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or the nature of its business makes such qualification necessary, has the corporate (or other) power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.
     Section 4.3. Authority. Each Loan Party, as applicable, has full power and authority to enter into, execute, and deliver this Agreement and the other Loan Documents and to perform its obligations under this Agreement, to borrow the Loan, to execute and deliver the Note, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate action. No consent or approval of shareholders of, or lenders to, any Loan Party and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by any Loan Party of its obligations under the Loan Documents.

     Section 4.4. Binding Agreement. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant to this Agreement for value received, will constitute, the valid and legally binding obligations of the Loan Parties, enforceable against such Loan Parties, as applicable, in accordance with their respective terms.
     Section 4.5. Litigation. Except as disclosed in Schedule 4.5, there are no actions, suits, proceedings or investigations pending or threatened against any Loan Party before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of such Loan Party, could have a Material Adverse Effect. No Loan Party is in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to such Loan Party or its properties.
     Section 4.6. No Conflicts. The execution and delivery by the Loan Parties of this Agreement and the other Loan Documents do not, and the performance of its obligations under the Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance upon the property of any Loan Party (other than for the benefit of Lender) under: (a) any provision of any Loan Party’s certificate of incorporation or bylaws, (b) any provision of any law, rule, or regulation applicable to any Loan Party, or (c) any of the following: (i) any material indenture or other material agreement or instrument to which any Loan Party is a party or by which any Loan Party or its property is bound; or (ii) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over any Loan Party which is applicable to such Loan Party.
     Section 4.7. Financial Condition. The financial statements of Ensign as of September 30, 2007, certified by the chief financial officer of Ensign, which have been delivered to Lender, fairly present the financial condition of Ensign and its Subsidiaries and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There has been no Material Adverse Effect since September 30, 2007. Each Loan Party’s fiscal year ends on December 31. The federal tax identification number of Ensign is 33-0861263. The federal tax identification numbers of the other Loan Parties are set forth on Schedule 4.15(a).
     Section 4.8. No Default. No Default or Event of Default, has occurred and is continuing.
     Section 4.9. Title to Properties. Each Loan Party has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section 4.7, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. No Loan Party has agreed or consented to cause any of its properties or assets whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens.
     Section 4.10. Taxes. Each Loan Party has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date of this Agreement. All tax liabilities of each Loan Party were, as of September 30, 2007 and are now, adequately provided for on such Loan Party’s books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against any Loan Party for taxes in excess of those already paid.

     Section 4.11. Securities and Banking Laws and Regulations.
          (a) The use of the proceeds of the Loan and Borrowers’ issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T or X of the Board of Governors of the Federal Reserve System. No Loan Party is engaged in the business of extending credit for the purpose of the purchasing or carrying “margin stock” within the meaning of those regulations. No part of the proceeds of the Loan under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for such purpose.
          (b) No Borrower is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.
     Section 4.12. ERISA. No employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and regulations issued pursuant to ERISA that is maintained by any Loan Party or under which any Loan Party could have any material liability under ERISA (a) has failed to meet minimum funding standards established in Section 302 of ERISA, (b) has failed to substantially comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, or (c) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code. No Loan Party nor any member of a Controlled Group that includes any Loan Party has assumed, or received notice of a claim asserted against any Loan Party or another member of the Controlled Group for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan. Each Loan Party has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a material claim against any Loan Party for withdrawal liability with respect to any multi-employer pension plan in which any Loan Party participates.
     Section 4.13. Compliance with Law. Except as described in Schedule 4.13, no Loan Party is in violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls). Each Loan Party has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Each Loan Party is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in compliance in all material respects with all applicable rules and regulations of such commissions.
     Section 4.14. Environmental Matters. To the best of each Loan Party’s knowledge, no use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any real property on which the Collateral is located or which is owned, leased or otherwise occupied by the Loan Parties (the “Premises”), or off the Premises as a result of any action of any Loan Party, except as described in Schedule 4.14. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by any Loan Party, has been disposed of on or off the Premises by or on behalf of such Loan Party in a lawful manner. To the best of each Loan Party’s knowledge, there are no underground storage tanks present on or under the Premises owned or leased by any Loan Party. No other environmental, public health or safety hazards exist with respect to the Premises.
     Section 4.15. Places of Business. As of the date hereof, the only places of business of the Loan Parties, and the places where each Loan Party keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 4.15(a). Schedule 4.15(a) also lists the owner of record of each such property.
     Section 4.16. Intellectual Property. Each Loan Party exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of such Loan Party’s interest), as well as all outstanding franchises and licenses given by or held by any Loan Party, is attached as Schedule 4.16. No Loan Party is in default of any obligation or undertaking with respect to such intellectual property or rights. To the best of each Loan Party’s knowledge, no Loan Party is infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other intellectual property rights of others and no Loan Party is aware of any infringement by others of any such rights owned by the Loan Parties.
     Section 4.17. Stock Ownership. The identity of the stockholders of record of all classes of the outstanding stock of the Loan Parties and the Holding Companies, together with the respective ownership percentages held by such stockholders, are as set forth on Schedule 4.17.
     Section 4.18. Material Facts. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of the Loan Parties, the Holding Companies or Ensign in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Agreement or other Loan Document not misleading.
     Section 4.19. Investments, Guarantees, and Certain Contracts. No Loan Party owns or holds any equity or long-term debt investments in, has any outstanding advances to, has any outstanding Guaranteed Obligations of, or has any outstanding borrowings from, any Person, except as described on Schedule 4.19. No Loan Party is a party to any contract or agreement, or subject to any corporate, partnership or limited liability company restriction, which could reasonably be expected to have a Material Adverse Effect.
     Section 4.20. Business Interruptions. Within five (5) years before the date of this Agreement, neither the business, property or assets, or operations of any Loan Party has been materially adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other Governmental Authority, directed against any Loan Party, except as set forth on Schedule 4.20. There are no pending or threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against any Loan Party or its business except as set forth on Schedule 4.20.
     Section 4.21. Names. Within five (5) years before the date of this Agreement, none of the Loan Parties, Holding Companies or Ensign has conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on Schedule 4.15(a)/4.16. Each Loan Party has a different trade name or names, and each Loan Party is the sole owner of all of its names listed on that Schedule and any and all business done and invoices issued in such names are such Loan Party’s sales, business, and invoices. Each trade name of each Loan Party represents a division, operating location or trading style of such Loan Party and not a separate Loan Party or independent Affiliate.
     Section 4.22. Joint Ventures. No Loan Party is engaged in any joint venture or partnership with any other Person, except as set forth on Schedule 4.22.

     Section 4.23. Accounts. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Loan Parties with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Qualified Account, each Loan Party represents that:
          (a) the Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
          (b) the Account arises out of a completed, bona fide sale and delivery of goods or rendition of Medical Services by such Loan Party in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between such Loan Party and the Account Debtor;
          (c) the Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of Medical Services, a copy of which has been furnished or is available to Lender;
          (d) the Account, and Lender’s security interest in such Account, is not, and will not (by voluntary act or omission by such Loan Party), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to such Loan Party and is not contingent in any respect or for any reason;
          (e) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;
          (f) to the best of such Loan Party’s knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;
          (g) to the best of such Loan Party’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account;
          (h) the Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to such Loan Party; and
          (i) such Loan Party has obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations that are necessary in the generation of such Accounts.
     Section 4.24. Solvency. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, the Loan Parties (taken as a whole) (a) own property whose fair saleable value is greater than the amount required to pay all of the Loan Parties’ Indebtedness (including contingent debts), (b) were and are able to pay all of the Loan Parties Indebtedness as such

Indebtedness matures, and (c) had and have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage.
     Section 4.25. HIPAA Compliance. To the extent that and for so long as (i) a Loan Party is a “covered entity” as defined in 45 C.F.R. § 160.103, (ii) a Loan Party and/or its business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 (the “Transactions Rule”) and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164 (the “Privacy and Security Rules”), and/or (iii) a Loan Party sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, each such Loan Party has: (1) has developed HIPAA privacy policies and procedures as described in 45 C.F.R. § 164.530(i), and HIPAA security policies and procedures as described in 45 C.F.R. § 164.316(a) and (2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process that could reasonably be expected to have a Material Adverse Effect.
     Section 4.26. Anti-Terrorism and Anti-Money Laundering Compliance.
          (a) Compliance with Anti-Terrorism Laws. Each Loan Party represents and warrants to Lender that it is not, and, after making due inquiry, that no Person who owns a controlling interest in or otherwise controls any Borrower is, (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Agreement as the “Anti-Terrorism Laws”. Each Loan Party represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in any Borrower is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 4.26 shall not apply to any Person to the extent that such Person’s interest in a Loan Party is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned Subsidiary of such a Person.
          (b) Funds Invested in Borrowers. Each Loan Party represents and warrants that it has taken reasonable measures as required by law, with respect to each holder of a direct or controlling indirect interest in Borrowers, to assure that funds invested by such holders in Borrowers are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).
          (c) No Violation of Anti-Money Laundering Laws. Each Loan Party represents and warrants to Lender, to its actual knowledge after making due inquiry, that neither Borrowers nor any holder of a direct or controlling indirect interest in Borrowers (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
          (d) Borrower Compliance with Anti-Money Laundering Laws. Each Loan Party represents and warrants to Lender that it has taken reasonable measures as required by law, to ensure that each Borrower is in compliance with all applicable Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.
ARTICLE V
CLOSING AND CONDITIONS OF LENDING
     Section 5.1. Conditions Precedent to Agreement. The obligation of Lender to enter into and perform this Agreement and to make Revolving Credit Loans is subject to the following conditions precedent the satisfaction of which shall be determined by Lender in its sole discretion:
          (a) Lender shall have received two (2) originals of this Agreement, an updated Certificate of Validity, the Guaranty Agreements and all other Loan Documents required to be executed and delivered by Lender in connection with the amendment and restatement of the Prior Loan Agreement (other than the Note, as to which Lender shall receive only one (1) original), executed by the Loan Parties, the Guarantors and any other required Persons, as applicable.
          (b) Lender shall have received all searches and good standing certificates required by Lender, if any.
          (c) Each Loan Party shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.
          (d) No Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default shall have occurred and be continuing or would result from the Loan Parties entering into the Loan Documents.
          (e) The representations and warranties contained in Article IV shall be true and correct.
          (f) Lender shall have received copies of all resolutions of each Loan Party’s board of directors and other action taken by each Loan Party to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan under the Loan Documents, as well as the names and signatures of the officers of each Loan Party authorized to execute documents on its behalf in connection with the Loan, all as also certified as of the date of this Agreement by such Loan Party’s officer, or equivalent, and such other papers as Lender may require.
          (g) Lender shall have received copies, certified as true, correct and complete by a corporate officer of each Loan Party, of the certificate of incorporation of each Loan Party, with any amendments to any of the foregoing, and all other documents necessary for performance of the obligations of the Loan Parties under this Agreement and the other Loan Documents.
          (h) Lender shall have completed its business and legal due diligence review of the Loan Parties.

          (i) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement, including, without limitation, an initial Borrowing Base Certificate calculating the Borrowing Base.
          (j) [Reserved]
          (k) The Lockboxes, Lockbox Accounts and the Concentration Account have been established and the Lockbox Agreements entered into with the Lockbox Bank.
          (l) Lender shall have received an estoppel certificate in form and substance satisfactory to Lender in its commercially reasonable discretion from each Loan Party’s landlord or sublandlord, as the case may be, with respect to each of the facilities identified on Schedule 4.15.
          (m) Lender shall have received an opinion from legal counsel to the Loan Parties, in form and substance, as required by Lender in its sole discretion.
     Section 5.2. Conditions Precedent to Advances. Notwithstanding any other provision of this Agreement, no Loan proceeds, Revolving Credit Loans, advances or other extensions of credit under the Loan shall be disbursed under this Agreement unless the following conditions have been satisfied at the determination of Lender, in its sole discretion, or waived by Lender immediately before such disbursement:
          (a) The representations and warranties on the part of each Loan Party contained in Article IV of this Agreement and in the other Loan Documents shall be true and correct in all respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and quarterly financial statements of the Loan Parties furnished to Lender pursuant to Section 6.1).
          (b) No Event of Default or event which, with the giving of notice of the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.
          (c) Since September 30, 2007, no Material Adverse Effect shall have occurred and be continuing or would result from the making of the disbursement or advance.
     Section 5.3. Reserved.
     Section 5.4. Waiver of Rights. By completing the closing under this Agreement, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of any of the Loan Parties, Holding Companies or Ensign under this Agreement or under any other Loan Document, and all of Lender’s claims and rights resulting from any breach or misrepresentation by any of the Loan Parties, Holding Companies or Ensign are specifically reserved by Lender.

ARTICLE VI
AFFIRMATIVE COVENANTS
     Each Loan Party covenants and agrees that for so long as Borrowers may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of each of the Loan Parties, Holding Companies and Ensign under the Loan Documents:
     Section 6.1. Financial Statements and Collateral Reports.
          (a) Each Loan Party will furnish to Lender (i) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within twenty-five (25) days after the end of each fiscal quarter, which shall include, without limitation, a report of sales, credits issued, and collections received; (ii) Collateral reports on a form acceptable to Lender within twenty-five (25) days after the end of each calendar month; (iii) payables aging schedules within twenty-five (25) days after the end of each fiscal quarter; (iv) an internally prepared quarterly statement of operations (together with the reports described in subsections (i), (ii) and (iii), the “Statements”); and (iv) such additional information, reports or statements as Lender may from time to time request.
          (b) Ensign will furnish to Lender (i) Ensign’s quarterly report on Form 10-Q, when and as filed with the Securities and Exchange Commission via EDGAR; (ii) Ensign’s annual report on Form 10-K, when and as filed with the Securities and Exchange Commission via EDGAR; (iii) promptly and upon receipt thereof, copies of any reports submitted by Ensign by its independent accountants in connection with any annual audit of the books and copies of each management control letter provided to Ensign by independent accountants; (iv) as soon as available, copies of all proxy statements and related notices provided by Ensign to all of its stockholders; and (v) such additional information, reports or statements as Lender may from time to time request.
     Section 6.2. Payments Under this Agreement. Loan Parties will make all payments of principal, interest, fees, and all other payments required under this Agreement and under the Loan, and under any other agreements with Lender to which any Loan Party is a party, as and when due.
     Section 6.3. Existence, Good Standing and Compliance with Laws. Each Loan Party will do or cause to be done all things necessary (a) to obtain and keep in full force and effect all corporate, partnership or limited liability company existence, rights, licenses, privileges, and franchises of such Loan Party necessary to the ownership of its property or the conduct of its business, and comply with all applicable current and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over any Loan Party; and (b) to maintain and protect the properties used or useful in the conduct of the operations of each Loan Party, in a prudent manner, including, without limitation, the maintenance at all times of such insurance upon its insurable property and operations as required by law or by Section 6.7.
     Section 6.4. Legality. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to any Borrower, and shall not violate any rule or regulation of any Governmental Authority, and necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance shall have been obtained.
     Section 6.5. Lender’s Satisfaction. All instruments and legal documents and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents, including records of corporate proceedings and opinions of counsel, which Lender may have requested in connection therewith.

     Section 6.6. Taxes and Charges. Each Loan Party will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Loan Party, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of any Loan Party; provided, however, that such Loan Party shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by such Loan Party, and such Loan Party shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as such Loan Party’s title to, and its right to use, the Collateral is not adversely affected thereby and Lender’s lien and priority on the Collateral are not adversely affected, altered or impaired thereby.
     Section 6.7. Insurance. Each Loan Party will carry adequate public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area. Lender and the Loan Parties agree that the liability insurance coverages and terms approved by Lender in connection with the Real Estate Loan Documents shall be satisfactory to Lender to the extent that such coverages and terms apply to the facilities subject to this Agreement.
     Section 6.8. General Information. Each Loan Party will furnish to Lender such information as Lender may, from time to time, reasonably request with respect to the business or financial affairs of the Loan Parties, and permit any officer, employee or agent of Lender to visit and inspect any of the properties, to examine the minute books, books of account and other records, including management letters prepared by such Loan Party’s auditors, of such Loan Party, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of such Loan Party, all at such times and as often as Lender may reasonably require.
     Section 6.9. Maintenance of Property. Each Loan Party will maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.
     Section 6.10. Notification of Events of Default and Adverse Developments. Each Loan Party promptly will notify Lender upon the occurrence of: (a) any Event of Default; (b) any event which, with the giving of notice or lapse of time, or both, could constitute an Event of Default; (c) any event, development or circumstance whereby the financial statements previously furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Loan Parties; (d) any judicial, administrative or arbitration proceeding pending against any Loan Party, and any judicial or administrative proceeding known by any Loan Party to be threatened against it which, if adversely decided, could have a Material Adverse Effect; (e) any default under the Real Estate Loan Documents or claimed by any other creditor for Borrowed Money of any Loan Party other than Lender; and (f) any other development in the business or affairs of the Loan Parties which may be materially adverse; in each case describing the nature of the event or development. In the case of notification under clauses (a) and (b), each Loan Party should set forth the action it proposes to take with respect to such event.
     Section 6.11. Employee Benefit Plans. Each Loan Party will (a) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA; (b) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all Plans, or which any Loan Party, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (c) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which any Loan Party proposes to take with respect thereto. Each Loan Party will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (i) upon its receipt of notice of the assertion against any Loan Party of a claim for withdrawal liability; (ii) upon the occurrence of any event which could trigger the assertion of a claim for withdrawal liability against any Loan Party; and (iii) upon the occurrence of any event which would place any Loan Party in a Controlled Group as a result of which any member (including any Loan Party) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.
     Section 6.12. Financing Statements. Each Loan Party shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by such Loan Party and Lender, in all places necessary to release all existing security interests and other liens in the Collateral (other than as permitted by this Agreement) and to perfect and protect Lender’s first priority lien and security interest in the Collateral, as Lender may request.
     Section 6.13. Financial Records. Each Loan Party shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.
     Section 6.14. Collection of Accounts. Each Loan Party shall continue to collect its Accounts in the ordinary course of business.
     Section 6.15. Places of Business. Each Loan Party shall give thirty (30) days’ prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.
     Section 6.16. Business Conducted. Each Loan Party shall continue in the business currently conducted by it using its best efforts to maintain its customers and goodwill. No Loan Party shall engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately before the Closing Date, or engage in business or lines of business which are not reasonably related thereto.
     Section 6.17. Litigation and Other Proceedings. Each of the Loan Parties, Holding Companies and Ensign shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any Governmental Authority against or affecting any of the Loan Parties, Holding Companies or Ensign where the matter, if decided adversely to such Person, could have a Material Adverse Effect.
     Section 6.18. Bank Accounts. Each Borrower shall assign to Lender all of its depository and disbursement accounts into which collections of Accounts are deposited except such depository accounts receiving payments from Medicaid/Medicare Account Debtors.
     Section 6.19. Submission of Collateral Documents. Borrower will, on demand of Lender, make available to Lender copies of shipping and delivery receipts evidencing the shipment of goods that gave rise to an Account, medical records, insurance verification forms, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrowers shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.
     Section 6.20. Licensure; Medicaid/Medicare Cost Reports. Each Loan Party will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and Medical Services. If required, all Medicaid/Medicare cost reports will be properly filed.
     Section 6.21. Officer’s Certificates. Together with (1) the Statements delivered pursuant to clause (a) of Section 6.1, (2) Ensign’s quarterly report on Form 10-Q delivered pursuant to clause (b) of that Section, (3) Ensign’s annual report on Form 10-K delivered pursuant to clause (b) of that Section, (4) Copies of any management control letter and any other reports submitted to any Loan Party by independent accountants in connection with any interim audit of any Borrower’s books delivered pursuant to clause (b) of that Section and (5) Copies of all documents provided by any Ensign to its stockholders delivered pursuant to clause (b) of that Section, Ensign shall deliver to Lender a certificate of its chief financial officer, in the form attached hereto as Exhibit D and:
          (a) Setting forth the information (including detailed calculations) required to establish whether such Loan Parties are in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements then being furnished; and
          (b) Stating that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of such Loan Party from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action such Loan Party has taken or proposes to take with respect thereto.
     Section 6.22. Visits and Inspections. Each Loan Party agrees to permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of such Loan Party, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, such Loan Party’s business, assets, liabilities, financial condition, business prospects and results of operations; provided that, so long as no Default or Event of Default shall have occurred and be continuing, (a) Lender shall not conduct more than two desk audits and one field audit during any Fiscal Year, (b) Lender shall have provided the appropriate Loan Party with reasonable prior notice and shall conduct such visit in a manner that does not unreasonably interfere with the conduct of such Loan Party’s business and (c) Loan Parties shall pay for the usual and customary expenses of Lender for three (3) such visits by Lender during each Fiscal Year, which expenses shall not exceed $25,000 plus actual out-of-pocket expenses. If a Default or an Event of Default shall have occurred and be continuing, Lender shall, in its sole discretion, visit and inspect any of the properties of Loan Party without limitation at such Loan Party’s expense. Notwithstanding the foregoing, the Loan Parties shall permit Lender to visit and inspect their properties as often as may be reasonably requested, provided that, absent a Default or an Event of Default, all such visits in excess of three (3) per Fiscal Year and $25,000 in the aggregate shall be at Lender’s expense. Representatives of the Loan Parties will be permitted to accompany representatives of Lender during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each of the Loan Parties will participate and will cause its chief executive officer and chief financial officer and such of its other officers as Lender shall designate to participate in a meeting with Lender to discuss the financial results and condition of the Loan Parties at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Lender.
ARTICLE VII
NEGATIVE COVENANTS
     Each of the Loan Parties, Holding Companies and Ensign covenants and agrees that so long as Borrowers may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of the Loan Parties under the Loan Documents:
     Section 7.1. Borrowing. No Loan Party will create, incur, assume or suffer to exist any liability for Borrowed Money except: (a) Indebtedness to Lender; (b) Indebtedness of any Loan Party secured by mortgages, encumbrances or liens expressly permitted by Section 7.3; (c) accounts payable to trade creditors and current operating expenses (other than for Borrowed Money) which are not aged more than one hundred twenty (120) days from the billing date (except that those accounts payable described in Schedule 7.1 may be aged up to the number of days set forth on Schedule 7.1 with respect thereto), in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and such Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower and its independent accountants; and (d) Indebtedness (including without limitation Capital Leases) incurred in the ordinary course of its business, for furniture, fixtures, equipment, software and similar items and assets, and not exceeding $10,000,000 in the aggregate outstanding at any one time; provided, however, no such permitted borrowings shall be secured by a lien on any Accounts. Upon notice from Lender to Loan Parties of the existence of an Event of Default, no Borrower will make prepayments on any existing or future Indebtedness for Borrowed Money to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Loan Parties and Lender).
     Section 7.2. Joint Ventures. No Loan Party will invest directly or indirectly in any joint venture for any purpose without the prior written notice to, and the prior written consent of, Lender, which consent shall not be unreasonably withheld.
     Section 7.3. Liens and Encumbrances. No Loan Party will create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral, whether now owned or hereafter acquired, other than Permitted Liens.
     Section 7.4. Restriction on Fundamental Changes; No Change in Operation or Control. Except as permitted under this Section 7.4, no Loan Party will: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (c) except as permitted under this Agreement or otherwise approved by Lender (which approval will not be unreasonably withheld or delayed) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, or the capital stock of any Loan Party or Guarantor, whether now owned or hereafter acquired; provided, however, any (i) Loan Party can merge into any other Loan Party, (ii) any Loan Party may be transferred to Ensign or any Holding Company which is a Guarantor and (iii) any of the Holding Companies may merge into any other Holding Company or Ensign. Notwithstanding the foregoing or any other provision of this Agreement or the Loan Documents to the contrary, nothing contained herein or in any of the Loan Documents shall prevent the transfer of an ownership interest in Ensign so long as no Change of Control occurs or is caused thereby and such issuance complies with Section 2.6(a)(iii) hereof. Consistent with the foregoing, until the Obligations are repaid in full, no Loan Party or Guarantor shall transfer, assign, convey or grant to any other Person the right to operate or control any of the nursing homes listed on Schedule 4.15, whether by lease, sublease, management agreement, joint venture agreement or otherwise.
     Section 7.5. Sale and Leaseback. No Loan Party will, directly or indirectly, enter into any arrangement whereby such Loan Party sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without prior written notice to and the prior written consent of Lender, which consent shall not be unreasonably withheld.
     Section 7.6. Dividends, Distributions and Management Fees. Upon notice from Lender to any Loan Party of the existence of an Event of Default, no Loan Party will declare or pay any dividends or other distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, nor shall any Loan Party pay management fees or fees of a similar nature to any Person, except that the Loan Parties may make intercompany transfers to Ensign Facility Services, Inc. to pay reasonable estimated expenses (not to exceed 5% of monthly revenues) to Ensign Facility Services, Inc. for providing administrative and operating support services to Borrower.
     Section 7.7. Loans. No Loan Party will make loans or advances to any Person, other than (a) trade credit extended in the ordinary course of its business, (b) advances for business travel and similar temporary advances made in the ordinary course of business to officers, stockholders, directors, and employees and (c) loans or other extensions of credit to officers, stockholders, directors or employees, not exceeding $1,000,000 in the aggregate, to (i) promote legitimate corporate purposes (including, but not limited to, long-term relocation assistance) and (ii) fund the exercise of stock option or other purchases of shares in Ensign.
     Section 7.8. Contingent Liabilities. No Loan Party will assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
     Section 7.9. Subsidiaries.
          (a) Loan Parties shall not create or acquire any Subsidiaries without Lender’s prior written consent. Notwithstanding the foregoing, each Loan Party shall severally have the right to form and fund Subsidiaries which are New Operating Companies without the consent of Lender.
          (b) Ensign or any Holding Company shall have the right to form and fund such Subsidiaries (including New Operating Companies) as such Person may deem necessary or appropriate to expand and carry out its business.
          (c) Within twelve (12) months of the creation of any New Operating Company in accordance with the express terms and conditions of this Agreement, such Loan Party, Ensign or such Holding Company, as applicable, shall take and shall cause any such Subsidiary to take the necessary actions to become a Borrower under the Loan Documents and execute and deliver or cause to be executed and delivered (i) a Joinder Agreement, executed by such Subsidiary and (ii) such other financing statements, opinions of counsel and other documents as Lender may request, all in form and substance satisfactory to Lender.
     Section 7.10. Compliance with ERISA. No Loan Party will permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.
     Section 7.11. Certificates of Need. No Loan Party will amend, alter or suspend or terminate or make provisional in any material way, any certificate of need or provider number without the prior written consent of Lender, which consent shall not be unreasonably withheld.
     Section 7.12. Transactions with Affiliates. No Loan Party will enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate or Subsidiary, except as permitted in Section 7.7 and Section 7.9 or in the ordinary course of business and pursuant to the reasonable requirements of such Person’s business and upon terms substantially the same and no less favorable to such Person as it would obtain in a comparable arm’s length transaction with any Person not an Affiliate or Subsidiary, and so long as the transaction is not otherwise prohibited under this Agreement. For purposes of the foregoing, Lender consents to (i) the making of intercompany transfers by Loan Parties to Ensign Facility Services, Inc. to pay reasonable estimated expenses (not to exceed 5% of monthly revenues), as permitted under Section 7.6, to Ensign Facility Services, Inc. for providing administrative and operating services to Loan Parties and (ii) the transactions described on Schedule 7.12.
     Section 7.13. Use of Lender’s Name. No Loan Party will use Lender’s name (or the name of any of Lender’s affiliates) in connection with any of its business operations. The Loan Parties may disclose to third parties that Borrowers have a borrowing relationship with Lender. Nothing contained in this Agreement is intended to permit or authorize any Loan Party to make any contract on behalf of Lender.
     Section 7.14. Change in Capital Structure. Except (i) as permitted under Section 7.4 and (ii) in connection with the operation and administration of Ensign’s 2001 Stock Option, Deferred Stock and Restricted Stock Plan, Ensign’s 2005 Stock Incentive plan, and Ensign’s 2007 Omnibus Incentive Plan, there shall occur no material change in the ownership of any Loan Party capital stock or in any Loan Party’s capital structure.
     Section 7.15. Contracts and Agreements. No Loan Party will become or be a party to any contract or agreement which would breach this Agreement, or breach any other material instrument, agreement, or document to which any Loan Party is a party or by which it is or may be bound.
     Section 7.16. Margin Stock. No Loan Party will carry or purchase any “margin security” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.
     Section 7.17. Truth of Statements and Certificates. No Loan Party will furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.
     Section 7.18. Census. With respect to any twelve (12) month period during the Term, Borrowers will not allow the average patient census for all of the nursing homes listed on Schedule 4.15(b), when taken as a whole for such 12-month period, to fall more than 5% below the average 2007 patient census of 77.7% or by an amount that could be reasonably expected to have a Material Adverse

Effect, provided, however, such calculation shall not include censes date from any New Operating Company that becomes a Borrower under this Agreement for at least twelve (12) months.
     Section 7.19. Capital Expenditures. The Loan Parties will not make or commit to make any Capital Expenditures in excess of any fiscal period the amount set forth below opposite such fiscal year:

Period	Total Capital Expenditures
Closing Date through December 31, 2008	$25,000,000
January 1, 2009 through December 31, 2009	$15,000,000
January 1, 2010 through December 31, 2010	$15,000,000
January 1, 2011 through December 31, 2011	$15,000,000
January 1, 2012 through December 31, 2012	$15,000,000
; provided, that so long as no Default or Event of Default exists or would be caused thereby , any permitted amount which is not spent in any period specified above (excluding any amount carried forward from the immediately preceding period permitted to be spend during such period) may be carried forward to the immediately subsequent period, and may be spent in addition to the otherwise applicable limitation for such period; provided, further that for purposes of calculating the amount of any carry-forward amount for any period under this Section 7.19, any amount carried forward from the preceding period shall be deemed to be the first amount spent during the current period.
     Section 7.20. Fixed Charge Coverage Ratio. Borrowers shall not permit the Fixed Charge Coverage Ratio for the twelve (12) months ending on the last day of any fiscal quarter ending in any period from the Closing Date to the Termination Date (or, in the case of any period ending prior to the first anniversary of the Closing Date, for the period commencing on the Closing Date and ending on the last day of such fiscal quarter), to be less than:

Period	Ratio
Closing Date to September 30, 2008	1.00 to 1.00
October 1, 2008 through December 31, 2008	1.05 to 1.00
January 1, 2009 through March 31, 2009	1.10 to 1.00
April 1, 2009 through June 30, 2009	1.20 to 1.00
July 1, 2009 through September 30, 2009	1.20 to 1.00
October 1, 2009 until Termination Date	1.25 to 1.00
     Section 7.21. Net Worth. Borrowers shall not permit Net Worth as of the last day of any fiscal quarter ending in any period from the Closing Date to the Termination Date to be less than 20% lower than the highest Net Worth measured during any previous fiscal quarter occurring after the Closing Date.
     Section 7.22. Amendments or Waivers. Without the prior written consent of Lender, Loan Party will agree to (a) any amendment to or waiver of or in respect of any Loan Documents, (b) any amendment or waiver of any lease of Real Property, including without limitation, any lease with Affiliates of any Loan Party in any manner adverse to Lender, or (c) any other material amendment to or waiver of any material contract constituting a part of the Collateral which could reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII
EVENTS OF DEFAULT
     Section 8.1. Events of Default. Each of the following (individually, an “Event of Default” and collectively, the “Events of Default”) shall constitute an event of default under this Agreement:
          (a) a default in the payment of any installment of principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, or any breach of Section 2.3, which default or breach, as applicable, shall have continued unremedied for a period of five (5) days after written notice of the default or breach from Lender to Borrowers;
          (b) a default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement when such payment is due and payable, which default shall have continued unremedied for a period of five (5) days after written notice of the default from Lender to Borrowers;
          (c) a default in the due observance or performance by any Loan Party, Holding Company or Ensign of any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of ten (10) days after written notice of the default from Lender to such Loan Party;
          (d) any representation or warranty made by any Loan Party, Holding Company or Ensign in this Agreement or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection with this Agreement or the other Loan Documents proves to have been incorrect or misleading in any material respect when made, which default shall have continued unremedied for a period of ten (10) days after written notice of the default from Lender to such Loan Party, Holding Company or Ensign, provided that if the nature of the default is such that it cannot reasonably be cured within such ten (10) day period, then, so long as such Loan Party, Holding Company or Ensign has commenced its cure within such ten (10) day period and continues to diligently prosecute such cure, such Loan Party, Holding Company or Ensign shall have such additional time, not to exceed sixty (60) days, as is necessary to complete such cure;
          (e) any material obligation of any Loan Party (other than its Obligations under this Agreement) for the payment of Borrowed Money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation;
          (f) any Loan Party, Holding Company or Ensign makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by any Loan Party, Holding Company or Ensign;
          (g) (i) any Loan Party, Holding Company or Ensign files a petition in bankruptcy, (ii) any Loan Party is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, (iii) any Loan Party, Holding Company or Ensign commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) any such proceeding is commenced against any Loan Party, Holding Company or Ensign and such proceeding remains undismissed for a period of sixty (60) days, (v) any Loan Party, Holding Company or Ensign by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for any Loan Party, Holding Company or Ensign or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;
          (h) one or more final judgments in excess of $100,000 against any Loan Party or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of ten (10) days;
          (i) a Reportable Event which might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a lien or encumbrance is entered to secure any deficiency or claim;
          (j) except as permitted by Section 7.4, any outstanding Ownership Interests of any Loan Party or Holding Company is sold or otherwise transferred by the Person owning such Ownership Interests on the date of this Agreement;
          (k) there shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral that could materially adversely affect the Collateral;
          (l) an Event of Default (as defined in any of the Real Estate Loan Documents) shall have occurred under any of the Real Estate Loan Documents;
          (m) any Loan Party breaches or violates the terms of, or a default or an event which could, whether with notice or the passage of time, or both, constitute a default, occurs under any other existing or future agreement (related or unrelated) between any Loan Party and Lender, and such Loan Party fails to timely cure such breach, violation or default following notice (if required) and any grace or permitted cure period (if applicable);
          (n) any Borrower ceases any material portion of its business operations as currently conducted without first obtaining Lender’s consent, which shall not be unreasonably withheld or delayed and such cessation has a material impact on the Borrowers as a whole;
          (o) any Loan Party or any Affiliate of any Loan Party, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any lien granted to Lender;
          (p) any Loan Party, Holding Company or Ensign shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material portion of the Collateral;
          (q) there shall occur a Material Adverse Effect which default shall have continued unremedied for a period of ten (10) days after written notice from Lender; or
          (r) there shall have occurred a Change of Control.

     Section 8.2. Acceleration. Upon the occurrence of any of the foregoing Events of Default, the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrowers; provided, however, that, upon the happening of any event specified in Section 8.1(g), the Note shall be immediately due and payable without declaration or other notice to Borrowers.
     Section 8.3. Remedies.
          (a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Loan Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Agreement, or at law or in equity, may take any of the following steps (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):
               (i) terminate the Loan, whereupon all outstanding Obligations shall be immediately due and payable;
               (ii) exercise all other rights granted to it under this Agreement and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and
               (iii) exercise all rights and remedies under all Loan Documents now or hereafter in effect, including, without limitation:
                    (A) the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;
                    (B) the right to (by its own means or with judicial assistance) enter any Loan Party’s premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (C) below, without any liability for rent, storage, utilities, or other sums, and such Loan Party shall not resist or interfere with such action;
                    (C) the right to require any Loan Party at such Loan Party’s expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; and
                    (D) the right to reduce the Maximum Loan Amount or to use the Collateral and/or funds in the Concentration Account in amounts up to the Maximum Loan Amount for any reason permitted hereunder or otherwise allowed by law.
          (b) Each Loan Party agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to any Loan Party. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by any Loan Party, which right is hereby waived and released. Each Loan Party covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral.
     Section 8.4. Nature of Remedies. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order the liabilities and Obligations of the Loan Parties and their respective Affiliates or any Affiliate of Lender under this Agreement or any other loan documents evidencing financings provided to Borrowers. All rights and remedies granted Lender under this Agreement and under any agreement referred to in this Agreement, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loans, and all other existing and future liabilities and obligations of the Loan Parties to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against any Loan Party         , and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.
ARTICLE IX
MISCELLANEOUS
     Section 9.1. Expenses and Taxes.
          (a) Borrowers agree to pay a reasonable documentation preparation fee, together with actual audit and appraisal fees and all other out-of-pocket charges and reasonable expenses incurred by Lender in connection with the negotiation, preparation, legal review and execution of each of the Loan Documents, including, without limitation, UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such fees associated with any amendments to the Loan Documents following the Closing Date.
          (b) Borrowers also agree to pay all charges and actual expenses incurred by Lender (including the actual fees and expenses of Lender’s in-house and outside counsel) in connection with the enforcement, protection, preservation, administration or monitoring of any right or claim of Lender, any of the Collateral, and the collection of any amounts due under the Loan Documents. If Lender uses in-house legal counsel and/or auditors for any of these purposes, Borrowers further agree that its Obligations under the Loan Documents include reasonable charges for such legal work commensurate with the fees that would otherwise be charged by outside legal counsel or audit firm (as the case may be) selected by Lender for the work performed. Notwithstanding the foregoing, and provided no Event of Default has occurred, has been duly noticed by Lender to Borrowers (if notice is required) and is continuing, Lender shall agree to limit fees charged for its auditors and legal counsel in the circumstances described below as follows:
               (i) In connection with audits conducted with respect to Collateral and Facilities subject to this Agreement as of the date hereof, Lender shall limit audit fees to $25,000.00 in the aggregate per year, plus actual expenses. For each facility added on or after the date hereof, this annual audit fee limitation shall be increased by $250, with the amount of audit fees payable for the year in which the facility is added to be prorated based on the number of audits remaining in the year to be performed after the facility’s addition;
               (ii) in connection with audits conducted with respect to the addition of New Operating Companies, new facilities and new Collateral to this Agreement, Lender shall limit audit fees to $2,500.00 per each new facility provided the applicable Borrower delivers all relevant books, records and other information required by Lender in its sole discretion to perform a desk review of such new facility; and
               (iii) in connection with legal services conducted with respect to the preparation of additional Loan Documents required for the addition of New Operating Companies, new facilities and new Collateral to this Agreement, Lender shall limit legal fees charged to Borrowers to

$2,500.00 per each new Facility provided: (A) the applicable Borrower delivers to Lender all relevant books, records, corporate organizational documents, lease agreements, purchase agreements and other information required by Lender in its sole discretion to prepare the appropriate loan documentation, UCC financing statements, estoppel certificates and other agreements and documents required to effectuate such amendment, (B) Lender has no need for the services of outside counsel, (C) the facility to be added is not the subject of any bankruptcy or insolvency proceeding; provided however that for any facility to be added which is the subject of any bankruptcy or insolvency proceeding, the legal fees charged to add such facility shall not exceed $3,500.00 per facility, (D) in Lender’s reasonable opinion, no additional legal services are required for the addition of the proposed new facility or New Operating Companies beyond the preparation and negotiation of an amendment to the Note and Loan Agreement substantially in the form of the amendments previously entered into between Borrowers and Lender, the preparation and filing of UCC financing statements, the review of corporate documentation of the New Operating Company, and the preparation of intercreditor agreements and of estoppel certificates, and (E) in Lender’s reasonable opinion the proposed transaction is not complex or complicated. Lender agrees to use its best efforts to contain its legal costs for transactions that do not fit the criteria described in this subparagraph (3).
          (c) Borrowers shall pay all taxes (other than taxes based upon or measured by Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrowers under this clause (c) shall survive the payment of Borrowers’ Indebtedness under this Agreement and the termination of this Agreement.
     Section 9.2. Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.
     Section 9.3. No Waiver; Cumulative Rights. No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law, in equity or otherwise.
     Section 9.4. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:
          (a) If to Lender, at:
General Electric Capital Corporation
c/o GE Healthcare Financial Services

2 Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866
          (b) If to any Loan Party, Holding Company
or Ensign, at:
The Ensign Group, Inc.
27101 Puerta Real, Suite 450
Mission Viejo, CA 92691
Attention: General Counsel
Phone: (949) 487-9500
Facsimile: (949) 540-3002
With a copy to:
The Ensign Group, Inc.
27101 Puerta Real, Suite 450
Mission Viejo, CA 92691
Attention: Chief Financial Officer
Phone: (949) 487-9500
Facsimile: (949) 487-9400
If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.
     Section 9.5. Severability. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrowers under this Agreement until the parties to this Agreement amend this Agreement so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.
     Section 9.6. Successors and Assigns. This Agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of the Loan Parties, Ensign and the Holding Companies and Lender and their respective successors and assigns. Notwithstanding the foregoing, none of the Loan Parties, Holding Companies or Ensign may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign, transfer, or participate any or all of its rights or obligations under this Agreement without notice to or consent of the Loan Parties, the Holding Companies or Ensign.
     Section 9.7. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute but one instrument.

     Section 9.8. Interpretation. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words “herein,” “hereof,” and “hereunder” shall be deemed to refer to this entire Agreement, except as the context otherwise requires.
     Section 9.9. Survival of Terms. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection with this Agreement shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans contemplated by this Agreement and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrowers to Lender are satisfied in full.
     Section 9.10. Release of Lender. Each Borrower releases Lender, its officers, employees, and agents, of and from any claims for loss or damage resulting from acts or conduct of any or all of them, unless caused by Lender’s recklessness, gross negligence, or willful misconduct.
     Section 9.11. Time. Whenever any Loan Party, Holding Company or Ensign is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland (or other jurisdiction where any Loan Party, Holding Company or Ensign is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in each of the Loan Parties’, Holding Companies’ and Ensign’s performance under this Agreement and all other Loan Documents.
     Section 9.12. Commissions. The transaction contemplated by this Agreement was brought about by Lender, the Closing Date Borrowers and Ensign acting as principals and without any brokers, agents, or finders being the effective procuring cause. Each Loan Party represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrowers will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrowers’ cost and expense, including Lender’s counsel fees. Borrowers further agree that until any such claim or demand is adjudicated in Lender’s favor, the amount demanded will be deemed a liability of Borrowers under this Agreement, secured by the Collateral.
     Section 9.13. Third Parties. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of any Loan Party, Holding Company or Ensign. Nothing contained in this Agreement shall be construed as a delegation to Lender of the duty of any Loan Party, Holding Company or Ensign of performance, including, without limitation, duties of any Loan Party, Holding Company or Ensign under any account or contract in which Lender has a security interest.
     Section 9.14. Discharge of Loan Parties’ Obligations. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to any Loan Party, Holding Company or Ensign if such Person fails to do so, to: (a) obtain insurance covering any of the Collateral as required under this Agreement; (b) pay for the performance of such Person’s obligations under this Agreement; (c) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless such Person is in good faith with due diligence by appropriate proceedings contesting those items; and (d) pay for the maintenance and preservation of any of the Collateral. Reasonable expenses and advances shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.
     Section 9.15. Information to Participants. Lender may divulge to any participant it may obtain in the Loan, or any portion of the Loan, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document.
     Section 9.16. Indemnity. Each Loan Party hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, “Indemnitee”) from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys’ fees and expenses) arising from the failure of any Loan Party to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement, or from the breach of any of the representations or warranties contained in Article IV of this Agreement. In addition, each Loan Party shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of the Loan Parties under this Section 9.16 shall survive the payment in full of the Obligations and the termination of this Agreement.
     SECTION 9.17. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE NEW YORK STATE COURTS OF THE CITY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH LOAN PARTY, HOLDING COMPANY AND ENSIGN HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS DESCRIBED IN SECTION 9.4.
     SECTION 9.18. WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH PARTY HERETO, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE WAIVER BY EACH PARTY HERETO OF THE RIGHT TO JURY TRIAL. FURTHER, EACH LOAN PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY LOAN PARTY THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.
     SECTION 9.19. Intentionally Deleted.

     Section 9.20. MyAccountSM. In consideration of being given access to and the right to use the MyAccount website and service of Lender, each Loan Party hereby agrees to the terms and conditions set forth on Exhibit C, as such may be amended by Lender from time to time by posting revised terms and conditions on the MyAccount website. In the event Borrowers elect not to utilize the MyAccount website to electronically submit a Borrowing Base Certificate to Lender in connection with a request for an Advance, Lender will be entitled to assess a fee equal to Twenty Five Dollars ($25) for each such request.
     Section 9.21. Capital Adequacy; Increased Costs; Illegality; Funding Losses.
          (a) If Lender shall have determined that the introduction of or any change in after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time upon demand by Lender promptly pay to the Lender additional amounts sufficient to compensate the Lender for such reduction. A certificate as to the amount of such reduction that, at a minimum, shows the basis of the computation thereof submitted by the Lender to the Borrowers shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.
          (b) If, as a result of either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrowers shall from time to time, upon demand by Lender, promptly pay Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by Lender, shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.
          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then on notice thereof and demand therefor by Lender to the Borrowers, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing to Lender, together with interest accrued thereon, unless the Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into Base Rate Loans.
          (d) To induce Lender to permit LIBOR Loans on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) the Borrowers shall default in payment when due of the principal amount of or interest on any LIBOR Loan, (iii) the Borrowers shall refuse to accept any borrowing of any LIBOR Loan after the Borrowers have given notice requesting the same in accordance herewith, or (iv) the Borrowers shall fail to make any prepayment of any LIBOR Loan after the Borrowers have given a notice thereof in accordance herewith, then the Borrowers shall indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (but excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to Lender under this subsection, Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. As promptly as practicable under the circumstances, Lender shall provide the Borrowers with its written calculation of all amounts payable pursuant to this Section 9.20(d), and such calculation shall be conclusive and binding on the Borrowers for all purposes, absent manifest error. The Borrowers shall pay to Lender all amounts required to be paid by it under this Section 9.20 promptly upon demand therefor.
ARTICLE X
CROSS-GUARANTY
     Section 10.1 Cross-Guaranty. Each Loan Party hereby agrees that such Loan Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Loan Party. Each Loan Party agrees that its Guaranteed Obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article X shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article X shall be absolute and unconditional, irrespective of, and unaffected by,
          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;
          (b) the absence of any action to enforce this Agreement (including this Article X) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;
          (c) the existence, value or condition of, or failure to perfect its lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);
          (d) the insolvency of any Loan Party, Holding Company or Ensign; or
          (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
     Section 10.2 Waivers by Loan Party. Each Loan Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Loan Party. It is agreed among each Loan Party and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article X and such waivers, Lender would decline to enter into this Agreement.
     Section 10.3 Benefit of Guaranty. Each Loan Party agrees that the provisions of this Article X are for the benefit of Lender and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Loan Party and Lender, the obligations of such other Loan Party under the Loan Documents.
     Section 10.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 10.7, each Loan Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Loan Party acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Loan Party’s liability hereunder or the enforceability of this Article X, and that Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4.
     Section 10.5 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article X. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Loan Party hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Loan Party might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article X, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.
     Section 10.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Loan Party’s liability under this Article X (which liability is in any event in addition to amounts for which such Loan Party is primarily liable under Article II) shall be limited to an amount not to exceed as of any date of determination the greater of:
          (a) the net amount of all Loans advanced to any other Loan Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party; and
          (b) the amount that could be claimed by Lender from such Loan Party under this Article X without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the

Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Loan Party’s right of contribution and indemnification from each other Loan Party under Section 10.7.
     Section 10.7 Contribution with Respect to Guaranty Obligations.
          (a) To the extent that any Loan Party shall make a payment under this Article X of all or any of the Obligations (other than Loans made to that Loan Party for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Party, exceeds the amount that such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Loan Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Party as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitment, such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
          (b) As of any date of determination, the “Allocable Amount” of any Loan Party shall be equal to the maximum amount of the claim that could then be recovered from such Loan Party under this Article X without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
          (c) This Section 10.7 is intended only to define the relative rights of Loan Party and nothing set forth in this Section 10.7 is intended to or shall impair the obligations of Loan Party, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 10.1. Nothing contained in this Section 10.7 shall limit the liability of any Loan Party to pay the Loans made directly or indirectly to that Loan Party and accrued interest, fees and expenses with respect thereto for which such Loan Party shall be primarily liable.
          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Party to which such contribution and indemnification is owing.
          (e) The rights of the indemnifying Loan Party against other Loan Parties under this Section 10.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitment.
     Section 10.8 Liability Cumulative. The liability of Loan Party under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any Obligations or obligation of the other Loan Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Jeffrey P. Hoffman
Name:	Jeffrey P. Hoffman
Title:	Duly Authorized Signatory
[SIGNATURES CONTINUE ON FOLLOWING PAGES]
THE ENSIGN GROUP, INC.
SECOND AMENDED & RESTATED LOAN AND SECURITY AGREEMENT
Signature Page

CLOSING DATE BORROWERS:

ENSIGN WHITTIER WEST LLC
ENSIGN WHITTIER EAST LLC
ENSIGN PANORAMA LLC
LEMON GROVE HEALTH ASSOCIATES LLC
BELL VILLA CARE ASSOCIATES LLC
DOWNEY COMMUNITY CARE LLC
COSTA VICTORIA HEALTHCARE LLC
WEST ESCONDIDO HEALTHCARE LLC
HB HEALTHCARE ASSOCIATES LLC
VISTA WOODS HEALTH ASSOCIATES LLC
CITY HEIGHTS HEALTH ASSOCIATES LLC
C STREET HEALTH ASSOCIATES LLC
VICTORIA VENTURA HEALTH CARE LLC
GATE THREE HEALTHCARE LLC
SOUTHLAND MANAGEMENT LLC
MANOR PARK HEALTHCARE LLC
each, a Nevada limited liability company

ATTEST/WITNESS:		By:	The Flagstone Group, Inc.
Its Sole Member

By:	/s/ Soon Burnham Soon Burnam Treasurer	By: Name: Title:	/s/ Beverly Wittekind Beverly Wittekind Secretary

ENSIGN SANTA ROSA LLC ENSIGN MONTGOMERY LLC ENSIGN CLOVERDALE LLC ENSIGN SONOMA LLC ENSIGN WILLITS LLC ENSIGN PLEASANTON LLC each, a Nevada limited liability company

ATTEST/WITNESS:		By:	Northern Pioneer Healthcare, Inc.
Its Sole Member

By:	/s/ Soon Burnam	By:	/s/ Cory E. Monette

	Soon Burnam Treasurer	Name: Title:	Cory E. Monette President
[SIGNATURES CONTINUE ON FOLLOWING PAGES]
THE ENSIGN GROUP, INC.
SECOND AMENDED & RESTATED LOAN AND SECURITY AGREEMENT
Signature Page

ENSIGN SAN DIMAS LLC ENSIGN PALM I LLC REDBROOK HEALTHCARE ASSOCIATES LLC CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC each, a Nevada limited liability company

ATTEST/WITNESS:		By:	Touchstone Care, Inc.
Its Sole Member

By:	/s/ Soon Burnam	By:	/s/ John Albrechtsen
	Soon Burnam	Name:	John Albrechtsen
	Treasurer	Title:	President

ENSIGN SABINO LLC
24TH STREET HEALTHCARE ASSOCIATES LLC
GLENDALE HEALTHCARE ASSOCIATES LLC
PRESIDIO HEALTH ASSOCIATES LLC
NORTH MOUNTAIN HEALTHCARE LLC
PARK WAVERLY HEALTHCARE LLC
SUNLAND HEALTH ASSOCIATES LLC
RADIANT HILLS HEALTH ASSOCIATES LLC
HIGHLAND HEALTHCARE LLC
each, a Nevada limited liability company

ATTEST/WITNESS:		By:	Bandera Healthcare, Inc.
Its Sole Member

By:	/s/ Soon Burnam	By:	/s/ Michael C. Dalton

	Soon Burnam	Name:	Michael C. Dalton
	Treasurer	Title:	President
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
THE ENSIGN GROUP, INC.
SECOND AMENDED & RESTATED LOAN AND SECURITY AGREEMENT
Signature Page

ATLANTIC MEMORIAL HEALTHCARE ASSOCIATES, INC.
AVENUES HEALTHCARE, INC.
BERNARDO HEIGHTS HEALTHCARE, INC.
CAMARILLO COMMUNITY CARE, INC.
CARROLLTON HEIGHTS HEALTHCARE, INC.
GRAND VILLA PHX, INC.
HOQUIAM HEALTHCARE, INC.
LIVINGSTON CARE ASSOCIATES, INC.
LYNNWOOD HEALTH SERVICES, INC.
MCALLEN COMMUNITY HEALTHCARE, INC.
NORTHERN OAKS HEALTHCARE, INC.
OLYMPUS HEALTH, INC.
POCATELLO HEALTH SERVICES, INC.
RAMON HEALTHCARE ASSOC, INC.
RENEWCARE OF SCOTTSDALE, INC.
RICHMOND SENIOR SERVICES, INC.
ROSE PARK HEALTHCARE ASSOCIATES, INC.
SALADO CREEK SENIOR CARE, INC.
SOUTH VALLEY HEALTHCARE, INC.
TOWN EAST HEALTHCARE, INC.
UPLAND COMMUNITY CARE, INC.
WASHINGTON HEIGHTS HEALTHCARE, INC.
WELLINGTON HEALTHCARE, INC.
ATTEST/WITNESS:		each, a Nevada corporation

By:	/s/ Soon Burnam	By:	/s/ Beverly Wittekind

	Soon Burnam	Name:	Beverly Wittekind
		Title:	Secretary
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
THE ENSIGN GROUP, INC.
SECOND AMENDED & RESTATED LOAN AND SECURITY AGREEMENT
Signature Page

GUARANTORS:

THE ENSIGN GROUP, INC., a Delaware corporation

ATTEST/WITNESS:		By:	/s/ Christopher R. Christensen

		Name:	Christopher R. Christensen
By:	/s/ Gregory Stapley	Title:	President

Gregory Stapley Secretary

THE FLAGSTONE GROUP, INC.,
a Nevada corporation

ATTEST/WITNESS:		By:	/s/ Beverly Wittekind

		Name:	Beverly Wittekind
By:	/s/ Soon Burnam	Title:	Secretary

Soon Burnam Treasurer

BANDERA HEALTHCARE, INC.,
a Nevada corporation

ATTEST/WITNESS:		By:	/s/ Michael C. Dalton

		Name:	Michael C. Dalton
By:	/s/ Soon Burnam	Title:	President

Soon Burnam Treasurer

MILESTONE HEALTHCARE, INC.,
a Nevada corporation

ATTEST/WITNESS:		By:	/s/ Beverly Wittekind

		Name:	Beverly Wittekind
By:	/s/ Soon Burnam	Title:	Secretary

Soon Burnam Treasurer
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
THE ENSIGN GROUP, INC.
SECOND AMENDED & RESTATED LOAN AND SECURITY AGREEMENT
Signature Page

KEYSTONE CARE, INC., a Nevada corporation

ATTEST/WITNESS:		By:	/s/ Barry Port

		Name:	Barry Port
By:	/s/ Soon Burnam	Title:	President

Soon Burnam Treasurer

NORTHERN PIONEER HEALTHCARE, INC.,
a Nevada corporation

ATTEST/WITNESS:		By:	/s/ Cory E. Monette

		Name:	Cory E. Monette
By:	/s/ Soon Burnam	Title:	President

Soon Burnam Treasurer

TOUCHSTONE CARE, INC., a Nevada corporation

ATTEST/WITNESS:		By:	/s/ John Albrechtsen

		Name:	John Albrechtsen
By:	/s/ Soon Burnam	Title:	President

Soon Burnam Treasurer
THE ENSIGN GROUP, INC.
SECOND AMENDED & RESTATED LOAN AND SECURITY AGREEMENT
Signature Page

LIST OF EXHIBITS

Exhibit A	-	List of Borrowers

Exhibit B	-	Letters of Credit

Exhibit C	-	MyAccount Terms and Conditions

Exhibit D	-	Form of Officer’s Certificate

Exhibit E	-	Form of Ensign Guaranty

Exhibit F	-	Form of Holding Company Guaranty

Exhibit G	-	Form of Borrowing Base Certificate

Exhibit H	-	Form of Joinder Agreement

Exhibit I	-	Form of Amended and Restated Revolving Credit Note

LIST OF SCHEDULES

Schedule 1.1	-	Permitted Liens

Schedule 4.1	-	Subsidiaries

Schedule 4.5	-	Litigation

Schedule 4.13	-	Non-Compliance with Law

Schedule 4.14	-	Environmental Matters

Schedule 4.15	-	Places of Business with patient census

Schedule 4.16	-	Licenses

Schedule 4.17	-	Ownership Interests Ownership

Schedule 4.19	-	Borrowings and Guarantees

Schedule 4.20		Business Interruptions

Schedule 4.21	-	Trade Names

Schedule 4.22	-	Joint Ventures

Schedule 7.1	-	Account Payable in Excess of 120 Days

Schedule 7.12	-	Transactions with Affiliates

EXHIBIT A
Borrowers

1	24th Street Healthcare Associates LLC	30	Hoquiam Healthcare, Inc.
2	Atlantic Memorial Healthcare Associates, Inc.	31	Lemon Grove Health Associates LLC
3	Avenues Healthcare, Inc.	32	Livingston Care Associates, Inc.
4	Bell Villa Care Associates LLC	33	Lynnwood Health Services, Inc.
5	Bernardo Heights Healthcare, Inc.	34	Manor Park Healthcare LLC
6	C Street Health Associates LLC	35	McAllen Community Healthcare, Inc.
7	Camarillo Community Care, Inc.	36	North Mountain Healthcare LLC
8	Carrollton Heights Healthcare, Inc.	37	Northern Oaks Healthcare, Inc.
9	City Heights Health Associates LLC	38	Olympus Health, Inc.
10	Claremont Foothills Health Associates LLC	39	Park Waverly Healthcare LLC
11	Costa Victoria Healthcare LLC	40	Pocatello Health Services, Inc.
12	Downey Community Care LLC	41	Presidio Health Associates LLC
13	Ensign Cloverdale LLC	42	Radiant Hills Health Associates LLC
14	Ensign Montgomery LLC	43	Ramon Healthcare Assoc, Inc.
15	Ensign Palm I LLC	44	Redbrook Healthcare Associates LLC
16	Ensign Panorama LLC	45	RenewCare of Scottsdale, Inc.
17	Ensign Pleasanton LLC	46	Richmond Senior Services, Inc.
18	Ensign Sabino LLC	47	Rose Park Healthcare Associates, Inc.
19	Ensign San Dimas LLC	48	Salado Creek Senior Care, Inc.
20	Ensign Santa Rosa LLC	49	South Valley Healthcare, Inc.
21	Ensign Sonoma LLC	50	Southland Management LLC
22	Ensign Whittier East LLC	51	Sunland Health Associates LLC
23	Ensign Whittier West LLC	52	Town East Healthcare, Inc.
24	Ensign Willits LLC	53	Upland Community Care, Inc.
25	Gate Three Healthcare LLC	54	Victoria Ventura Healthcare LLC
26	Glendale Healthcare Associates LLC	55	Vista Woods Health Associates LLC
27	Grand Villa PHX, Inc.	56	Washington Heights Healthcare, Inc.
28	HB Healthcare Associates LLC	57	Wellington Healthcare, Inc.
29	Highland Healthcare LLC	58	West Escondido Healthcare LLC

EXHIBIT B
Letters of Credit
As used herein, the following terms have the following meanings:
“Beneficiary” means, collectively in the singular, the Person or Persons to whom a Letter of Credit is issued or who may have rights to submit a Draft in respect thereof.
“Draft” means any draft (sight or time), receipt, acceptance, cable or other written demand for payment upon a Letter of Credit.
“Issuing Party” means the Person issuing a Letter of Credit, whether it be Lender or another Person.
“Letter of Credit” or “Letters of Credit” means any and all documentary or standby letters of credit issued at the request and for the account of Borrowers for which Lender has incurred Letter of Credit Obligations.
“Letter of Credit Obligations” means all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance, negotiation, acceptance, amendment, transfer, payment and/or guarantee, by Lender or the Issuing Party, of Letters of Credit, all as further set forth in this Exhibit B.
“Letter of Credit Sublimit” means $15,000,000.
1. The notice to be provided to Lender requesting that Lender incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by Lender and the Issuing Party, together with a written request by Borrowers and the Issuing Party that Lender approve Borrowers’ application. Approval by Lender in the written form agreed upon between Lender and the Issuing Party (a) will authorize the Issuing Party to issue the requested Letter of Credit in the form requested or approved by Beneficiary and approved by Borrowers, Lender and Issuing Party, and (b) will conclusively establish the existence of the Letter of Credit Obligation as of the date of such approval.
2. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, Borrowers shall be unconditionally obligated to reimburse Lender therefor, and such payment shall then be deemed to constitute a Revolving Credit Loan. For purposes of computing interest under Section 2.2, a Revolving Credit Loan made in satisfaction of a Letter of Credit Obligation shall be deemed to have been made as of the earliest to occur of (a) the date on which the Issuing Party makes the related payment under the underlying Letter of Credit, or (b) the date Lender makes any payment or other accommodation in respect of a Letter of Credit Obligation. Borrowers’ reimbursement obligations under this paragraph, and all of Borrowers’ other obligations under this Exhibit B, shall be considered part of the Obligations defined in this Agreement. If an Event of Default shall occur and be continuing under this Agreement, or if the Obligations shall be declared to be immediately due and payable pursuant to any provision of this Agreement, then all contingent liabilities of Borrowers with respect to Letter of Credit Obligations shall also be deemed immediately due and payable. Borrowers’ Obligations to Lender with respect to any Letter of Credit or Letter of Credit Obligation shall be evidenced by Lender’s records and shall be absolute, unconditional and irrevocable.
4. In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the last day of the Term or the Termination Date, Borrowers will either (a) cause the underlying Letter of Credit to be returned and canceled and each corresponding Letter of Credit

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Obligation to be terminated, or (b) pay to Lender, in immediately available funds, an amount equal to 105% of the maximum amount then available to be drawn under all Letters of Credit not so returned and canceled to be held by Lender as cash collateral in an account under the exclusive dominion and control of Lender (a “Cash Collateral Account”).
5. In the event that Lender shall incur any Letter of Credit Obligations, Borrowers agree to pay the Letter of Credit Fee to Lender as compensation to Lender for incurring such Letter of Credit Obligations. In addition to the Letter of Credit Fee, Borrowers hereby agree to pay to or reimburse Lender for, on demand, any and all commissions and charges of, and any and all fees (including any per annum fees), costs and expenses incurred by, Lender (or of the Issuing Party to the extent Lender is obligated to reimburse the Issuing Party therefor) and the other Indemnified Parties (as defined below) in connection with the issuance, negotiation, acceptance, amendment, transfer and payment of the Letter of Credit or otherwise payable pursuant to the application and related documentation under which the Letter of Credit is issued. The Letter of Credit Fee for each Period shall be deemed accrued and fully earned upon the commencement of each Period (the first such Period to commence on the date of issuance of a Letter of Credit or incurrence by Lender of any Letter of Credit Obligation, and each Period thereafter to commence on each annual anniversary thereof), shall be payable in full on the first date of each such Period, and shall be non-refundable when paid; provided, however, that upon any subsequent increase in the Letter of Credit Fee as provided herein, the increased amount shall be and become due and payable as it accrues. Borrowers hereby agree that the Letter of Credit Fee and any and all other amounts required to be paid or reimbursed by Borrowers under this Exhibit B may be paid using the proceeds of Revolving Credit Loans made under this Agreement, and Borrowers hereby authorize Lender to deduct the Letter of Credit Fee and any and all other such amounts from the proceeds of any Revolving Credit Loans made by Lender to Borrowers hereunder.
6. If the Issuing Party honors any Draft under a Letter of Credit and Borrowers fail to reimburse Lender in accordance with the terms of this Agreement, Lender may assert its right of subrogation under applicable law, whether Lender’s or Issuing Party’s honoring of such Draft satisfies all or only part of the underlying obligation. Borrowers shall, on reasonable notice, cooperate with Lender and the Issuing Party in the assertion of the Borrowers’ rights against the Beneficiary, the Beneficiary’s rights against the Borrowers and any other rights that Lender or the Issuing Party may have by subrogation or assignment. Such cooperation shall include, without limitation, the prompt return of all drafts, documents, instruments and statements in Borrowers’ possession that were presented by or on behalf of the Beneficiary in connection with any Draft.
7. Borrowers agree to reimburse Lender and its directors, employees, officers, agents, Affiliates, subcontractors and servicers (collectively, the “Indemnified Parties”) upon demand for and to indemnify and hold the Indemnified Parties harmless from and against any and all claims, liabilities, losses, costs and expenses including those more specifically identified below (collectively, “Indemnified Liabilities”), including attorneys’ fees and disbursements, in any case incurred or suffered by any Indemnified Party in connection with a Letter of Credit or the provisions of this Exhibit B. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by the Indemnified Parties in connection with (A) Lender’s or the Issuing Party’s exercise of any right or remedy granted to it under a Letter of Credit or the provisions of this Exhibit B, (B) any claim and the prosecution or defense thereof arising out of or in any way connected with a Letter of Credit or this Exhibit B, including, without limitation, as a result of any act of or omission by a Beneficiary, and (C) any of the events or circumstances described in this Exhibit B, including any defense by Lender or the Issuing Party in an action in which Borrowers obtain an injunction against presentation or honor of any Draft.
8. Borrowers will promptly examine a copy of each Letter of Credit (and any proposed amendments thereto) sent to Borrowers, as well as all other instruments and documents delivered to Borrowers from

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time to time in connection with the Letter of Credit, and, in the event Borrowers have any claim of non-compliance with the instructions or of any discrepancy or other irregularity or any objection to any action taken or proposed to be taken by Lender or the Issuing Party with respect to any Letter of Credit, Borrowers will notify Lender thereof in writing within three (3) Business Days after its receipt of a copy of the Letter of Credit, any amendments thereto, or such instruments or documents or notice of any such proposed action, and Borrowers will conclusively be deemed to have waived any such claim against the Indemnified Parties, unless such notice is given as aforesaid. This section is intended to substitute three (3) Business Days for the “not unreasonable time period” set forth in Rule 5.09 of ISP 98 (as defined below).
9. The obligations of Borrowers under this Exhibit B shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement notwithstanding any fact, event or circumstance described in this Section 9. Neither Lender nor any other Indemnified Party shall be responsible for, and neither Lender’s powers and rights hereunder nor Borrowers’ obligations shall be affected by:
          (i) any act or omission pursuant to Borrowers’ instructions;
          (ii) any other act or omission of any Indemnified Party or the Issuing Party other than any those arising from its or their gross negligence or willful misconduct;
          (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Borrowers shall have notified Lender or the Issuing Party thereof);
          (iv) failure of any Draft to bear any reference or adequate reference to the Letter of Credit;
          (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise;
          (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent, subcontractor or employee) or any consequences arising from causes beyond Lender’s control;
          (vii) any acts or omissions of any Beneficiary of the Letter of Credit or transferee of the Letter of Credit, if transferable;
          (viii) any act or omission of Lender or the Issuing Party required or permitted under any (1) law or practice to which the Letter of Credit is subject (including ISP 98), (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, (3) published statement or interpretation on a matter of law or practice (including ISP 98);
          (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the Beneficiary or other person (excluding Lender’s employees), including payment to a person who forges the signature of a Beneficiary or the signature of an assignee of a Letter of Credit’s proceeds;
          (x) honor of a presentation without regard to any nondocumentary condition(s) in the Letter of Credit, regardless of whether Rule 4.11 of ISP 98 applies;
          (xi) dishonor of any presentation that does not strictly comply with the terms of the applicable Letter of Credit or that is fraudulent, forged or otherwise not entitled to be honored;
          (xii) the lack of validity or enforceability of the Letter of Credit;
          (xiii) any amendment to waiver of or any consent or departure from all or any of the provisions of the Letter of Credit or any Loan Document;
          (xiv) the existence of any claim, set-off, defense or other right which Borrowers, their Affiliates or any other Person may at any time have against any beneficiary of the Letter of Credit, Lender, the Issuing Party or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; or

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          (xv) any other act or omission to act or delay of any kind of Lender, the Issuing Party or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Borrowers’ obligation’s under this Agreement or any other Loan Document.
     Without limiting the generality of the foregoing, Lender and the Issuing Party may (x) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by Borrowers, (y) receive, accept or pay as complying with the terms of a Letter of Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Letter of Credit provides that any Drafts or other documents should be drawn or issued and (z) waive any stipulation that the bank nominated in the applicable Letter of Credit shall accept or pay the Drafts, and Lender may then accept presentations of Drafts and documents for payment directly. It is understood and agreed by Borrowers that Lender and the Issuing Party may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. As between Borrowers and any Indemnified Party, Borrowers assume all risks of the acts and omissions of, or misuse of the Letter of Credit by, the Beneficiary thereof. Borrowers agree that in any action now or hereafter arising from an alleged breach, under this Agreement or otherwise, with respect to the Letter of Credit by any Indemnified Party, the only damages that may be sought are those which are direct and reasonably foreseeable as the probable result of any breach thereof. Borrowers hereby waive any right it may have to indirect, consequential, exemplary, special or punitive damages or lost anticipated profits (whether against Lender or any other Indemnified Party) in respect of any present or future breach by Lender or such Indemnified Party, under the Agreement or otherwise, with respect to the Letter of Credit, even if Lender or the Issuing Party have been advised of the possibility of such damages. Borrowers must in all instances mitigate damages claimed against any Indemnified Party with respect to the Letter of Credit. If Lender or the Issuing Party honors a Draft or presentation under the Letter of Credit for which Borrowers claim they are not obligated to reimburse Lender, Borrowers shall nonetheless pay to Lender the amount paid by Lender to or by the Issuing Party, without prejudice to Borrowers’ claims against Lender (except to the extent waived or limited hereby) to recover fees and costs paid by Borrowers with respect to the honored presentation plus any direct damages resulting therefrom which Borrowers are unable to avoid or reduce and which are permitted to be recovered under this paragraph. Borrowers’ prevailing in an action based on forgery or fraud of the Beneficiary or other presenter does not relieve Borrowers from their obligation to pay Lender’s and the Issuing Party’s costs and expenses in contesting the entry or maintenance of injunctive relief.
10. Unless Lender or the Issuing Party is enjoined by a court of competent jurisdiction, Lender and the Issuing Party may assume that any Beneficiary or other presenter acts in good faith and that any presentation or other demand is nonfraudulent.
11. Unless the Letter of Credit specifically requires and Lender specifically agrees in writing, Lender and the Issuing Party need not check the authenticity or authority of any purported Beneficiary signature, even if in other transactions the Beneficiary is a customer or its signature is otherwise known to Lender or the Issuing Party.
12. Unless specifically committed to do so in a writing signed by Lender, Lender and the Issuing Party need not consent to any amendment of the Letter of Credit. Lender or the Issuing Party may, without authorization from, but upon prior notice to, Borrowers, send a thirty (30) day notice of non-extension to the Beneficiary under the Letter of Credit if it provides for automatic extension. Any notice of dishonor given by Lender or the Issuing Party within six (6) Business Days after presentation of

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documents to the Issuing Party shall not be deemed to be unreasonable. This section is intended to substitute six (6) Business Days for the three (3) Business Days set forth in Rule 5.01a of ISP 98.
13. Notwithstanding any waiver by Borrowers of discrepancies in Drafts, documents or required statements, each of Lender and the Issuing Party, each acting alone, has the right in its sole judgment, to decline to approve any discrepancies and to refuse payment on that basis under the Letter of Credit issued hereunder.
14. Lender may assign its rights and delegate its duties hereunder to any Subsidiary of Lender, in each case without prior notice to Borrowers; provided that such assignment and delegation does not diminish Borrowers’ rights or increase Borrowers’ duties hereunder.
15. No Letter of Credit shall be issued hereunder providing for the acceptance of time Drafts or the incurrence of deferred payment undertakings.
16. Notwithstanding any provision herein contained to the contrary, if Borrowers approve the issuance of a Letter of Credit requiring payment of a Draft on the same day on which such Draft is presented, the Issuing Party shall be entitled to honor such Draft without review or examination by Borrowers and Borrowers waive all defenses to reimbursement thereof based on irregularities that may have been revealed by Borrowers’ review or examination.
17. Borrowers are responsible for preparing or approving the text of any Letter of Credit as issued by the Issuing Party and as received by the Beneficiary. Lender’s or the Issuing Party’s recommendation or drafting of text or Lender’s or the Issuing Party’s use or non-use or refusal to use text submitted by Borrowers shall not affect Borrowers’ ultimate responsibility for the final text and its receipt by the Beneficiary. Borrowers are responsible for the effect, or lack of effect under ISP 98, Rule 4.11 or applicable law, of a provision in any Letter of Credit that requires Lender or the Issuing Party to verify facts rather than examine documents or that fails to identify the documents to which the provision applies. Borrowers are responsible for including suitable provisions in the underlying agreement that permit Borrowers to review the text of the Letter of Credit as received by the Beneficiary and that describe the circumstances under which a drawing under the Letter of Credit may be made, Letter of Credit proceeds may be applied to the underlying agreement, and part or all of those proceeds may be returned. Borrowers accept the risk that the text of any Letter of Credit is consistent with the underlying obligation, suitable for Borrowers’ purposes, and received by the Beneficiary in time to permit the Beneficiary and Borrowers to review the Letter of Credit and to request any desired amendments.
18. If Lender or the Issuing Party is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Lender or the Issuing Party, or any other condition is imposed upon Lender or the Issuing Party which imposes a cost upon Lender or the Issuing Party, and the result, in the determination of Lender or the Issuing Party is to increase the cost to Lender or the Issuing Party of maintaining a Letter of Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Lender hereunder or by the Issuing Party under a Letter of Credit (and such event being referred to as a “LC Cost Increase”), Borrowers will pay to Lender upon demand such amounts required to compensate Lender and Issuer for such increased cost or reduction; provided, however, if Lender receives prior notice of a LC Cost Increase, Lender shall so notify Borrowers and Borrowers shall have the opportunity to replace or the Letter of Credit without liability for such LC Cost Increase if Borrowers do so prior to such LC Cost Increase becoming effective as to Lender. In making the determinations contemplated hereunder, Lender and the Issuing Party may make such estimates, assumptions, allocations and the like which Lender or the Issuing Party in good faith determines to be appropriate, but Lender’s or

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the Issuing Party’s selection thereof, and Lender’s or the Issuing Party’s determinations based thereon, shall be final and binding and conclusive upon Borrowers.
19. Notwithstanding any provision to the contrary herein, Lender and the Issuing Party reserve the right to decline any instruction provided by Borrowers if, in its discretion, Lender or the Issuing Party determines that the carrying out of such instruction contravenes Lender’s or the Issuing Party’s customary procedures or policy, ISP 98 or any applicable law, rule or regulation.
20. The Letters of Credit and, to the extent applicable and not otherwise inconsistent with this Agreement, this Agreement, shall be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (“ISP 98”) and the same are incorporated herein by reference. Borrowers are responsible for knowing applicable letter of credit law and practice, including ISP 98. Solely for purposes of interpreting the ISP 98’s application to this Agreement and any Letter of Credit issued hereunder, Lender and the Issuing Party shall be deemed to be a “bank” as such term is used in ISP 98. To the extent permitted by applicable law, this Agreement shall prevail in case of a conflict with applicable law or ISP 98, and ISP 98 shall prevail in case of a conflict with applicable law.
21. The aggregate principal amount of all Letters of Credit issued pursuant to this Exhibit B shall not exceed the Letter of Credit Sublimit.

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EXHIBIT C
MyAccount
Terms and Conditions
The MyAccount service is an electronic service provided by Lender and its Affiliates, which (a) provides Borrowers with electronic access via the World Wide Web to information regarding its loan account(s) under the that certain Second Amended and Restated Loan and Security Agreement, dated as of February 21, 2008 by and among The Ensign Group, the Borrowers signatory thereto, the Persons named therein as Loan Parties and General Electric Capital Corporation as lender (as amended, restated, modified and supplemented from time to time, the “Agreement”) through the use of web browsers and (b) allows Borrowers to electronically submit Borrowing Base Certificates to Lender in connection with requests for Loans. By accessing and/or using the MyAccount service, Borrowers agree to accept and abide by the following terms and conditions as well as the Privacy Policy posted on the MyAccount site (the “Privacy Policy”) for each use and access of this service.
1. CHANGES TO TERMS AND CONDITIONS: Lender reserves the right, at its sole discretion, to change, modify, add or remove any portion of these Terms and Conditions, including the Privacy Policy, in whole or in part, at any time. Notification of changes in these Terms and Conditions and/or the Privacy Policy will be posted on the MyAccount site. Changes in these Terms and Conditions will be effective when notice of such changes has been posted. Borrowers’ continued use of the MyAccount site after such changes are posted will constitute their agreement to such changed Terms and Conditions and/or the Privacy Policy.
2. CHANGES TO SERVICE AND TERMINATE ACCESS: Lender may change, modify, remove, suspend terminate or discontinue any aspect of the MyAccount site or service at any time without notice or liability. Lender, in its sole discretion, may also impose limits or restrictions on certain services, features or content, terminate Borrowers’ access to parts or all of the MyAccount site or service and terminate all rights and licenses contained in these Terms and Conditions without notice or liability.
3. PASSWORDS: Lender will issue to each Borrower a user name, password or other access codes or security items (collectively, “Passwords”). Borrowers will be solely responsible for the use and proper protection of the Passwords. Borrowers agree to take all reasonable precautions to protect the security and integrity of the Passwords and to prevent their unauthorized use. The MyAccount service is a private computer system. Access to the MyAccount service is restricted to those who have Passwords. Borrowers’ Passwords should never be shared with anyone and Borrowers may not allow anyone other than an authorized officer of Borrowers to use them. Borrowers will be solely responsible for all actions taken that use their Passwords, including all transmissions by Borrowers of electronic records and electronic signatures, other than actions involving the unauthorized use of such Passwords by Lender and/or its Affiliates. “Electronic records” refer to a record or information created, generated, sent, communicated, received or stored electronically, such as Borrowers’ financial data and Borrowing Base Certificates in connection with requests for Revolving Credit Loans. Borrowers will immediately notify Lender in writing if Borrowers become aware of any unauthorized access or use of its Passwords and/or the MyAccount service, or if Borrowers’ Passwords are lost or stolen. Such notice shall not release Borrowers from responsibility for such loss, theft, unauthorized access or use of their Passwords and/or the MyAccount service, or any other losses that may be incurred by Lender. Lender shall be entitled to assess Borrowers’ Passwords and, if Lender determines that Borrowers are using Passwords that Lender considers insecure, Lender may at its discretion require Borrowers to change the Passwords and/or terminate Borrowers’ account.

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Borrowers shall be prohibited from using any services or facilities provided in connection with the MyAccount site to compromise its security or tamper with system resources and/or accounts. The use or distribution of tools designed for compromising security (e.g., password guessing programs, cracking tools or network probing tools) is strictly prohibited. If Borrowers become involved in any violation of system security, Lender reserves the right to release Borrowers’ details to system administrators at other websites in order to assist them in resolving security incidents. Lender reserves the right to investigate suspected violations of these Terms and Conditions.
Lender reserves the right to fully cooperate with any law enforcement authorities, or comply with any court order or subpoena requesting or directing Lender to disclose any information concerning a user or registered user of the MyAccount site. BY ACCEPTING THESE TERMS AND CONDITIONS BORROWERS WAIVE AND HOLD HARMLESS LENDER FROM ANY CLAIMS RESULTING FROM ANY ACTION TAKEN BY LENDER DURING OR AS A RESULT OF ITS INVESTIGATIONS AND/OR FROM ANY ACTIONS TAKEN AS A CONSEQUENCE OF INVESTIGATIONS BY EITHER LENDER OR LAW ENFORCEMENT AUTHORITIES.
4. CONSENT TO ELECTRONIC TRANSACTIONS: At the MyAccount site, Borrowers may transmit and receive electronic records relating to its financial condition, the Loans or the Collateral and allow Lender to compute the Borrowing Base, availability within the Borrowing Base and other related calculations using electronic records and other information provided by Borrowers in lieu of submitting such information in writing and signed by an authorized officer of Borrowers. Borrowers’ affirmative actions in using the MyAccount site, such as clicking “I Accept”, “Submit”, “Yes”, “Go” and the like and uploading of data to Lender, signify that Borrowers agree to, adopt and execute the action or electronic record with the intention to be legally bound, and the words “execution”, “signed”, “signature”, and words of like import in any Borrowing Base Certificate given to Lender in connection with a request for a Loan shall be deemed to be satisfied by such affirmative actions. Such affirmative actions will have the same legal force, effect, validity and enforceability as if an authorized officer of Borrowers affixed a written signature to the electronic record, and such electronic signature and electronic record shall be deemed to satisfy the writing and delivery requirements of any applicable law, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Maryland Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Borrowers agree to transmit and receive electronic records through the MyAccount service via the Internet using their Passwords. Lender’s electronic or other properly stored copy of such electronic signatures and electronic records shall be deemed to be the true, complete, valid, authentic and enforceable copy of them. Borrowers will not transmit to Lender via the MyAccount site any message or other electronic record other than those expressly authorized by the MyAccount service. Borrowers acknowledge that, regardless of whether they are using a web browser with security features, Lender is unable to ensure that data contained in any related Internet transmission between Lender and Borrowers will not be intercepted by third parties. Borrowers agree that Lender will not be liable should any such interception occur prior to receipt by Lender of any such data transmitted by Borrowers or after transmission by Lender of any such data to Borrowers.
5. REPRESENTATIONS AND WARRANTIES: In consideration of Borrowers’ use of and access to the MyAccount service, Borrowers agree that each transmission of electronic signatures and electronic records using their Passwords via the MyAccount site shall be (i) deemed to be a representation and warranty by Borrowers that all such electronic records are true, correct and accurate when the record is sent and that the conditions in Section 3.2 of the Agreement have been satisfied and (ii) a restatement by Borrowers and each Guarantor (if any) of each of the representations and warranties made by such Person in any Loan Document and a reaffirmation by Borrowers and each Guarantor (if any) of the granting and continuance of Lender’s liens pursuant to the Loan Documents.

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6. DUTY TO VERIFY TRANSMISSIONS: Borrowers shall independently verify all information and calculations computed by use of the MyAccount service and immediately inform Lender of any error. No such error shall impair the validity of the Obligations, all of which shall be payable in full accordance with the Loan Documents and Borrowers hereby agree that any such Loans made in excess of availability within the Borrowing Base or otherwise made in error shall be immediately due and payable.
7. SECURITY PROCEDURES: The MyAccount service uses encryption to preserve the security and integrity of Borrowers’ transmissions. The parties agree that Borrowers’ Passwords affixed to or contained in an electronic record or electronic signature, together with the encrypted transmissions employed by the MyAccount service for detecting changes or errors in electronic records and electronic signatures, shall be sufficient security procedures to verify the origin of any such transmission or the identity or authority of the Person transmitting it. Each electronic signature and electronic record transmitted to Lender via the MyAccount service using Borrowers’ Passwords shall be the act of and attributable to Borrowers.
8. USER CONDUCT: Borrowers agree: (a) not to use the MyAccount service in any manner that could damage, disable, overburden or impair the MyAccount service; (b) not to share Borrowers’ Passwords with any other user or provide access to the MyAccount service or site to any other person authorized to act on Borrowers’ behalf. Any employee of Borrowers, or authorized third party (e.g., accounting company) who requires such access, and is approved by Borrowers’ User Administrator, should apply for their own Passwords; (c) not to upload, post, or otherwise transmit through or on the MyAccount site any viruses or other harmful, disruptive or destructive files; (d) not to knowingly post on the MyAccount service or site information which is untrue, incomplete or inaccurate; (e) not to transmit through or on the MyAccount site “spam”, chain letters, junk mail or any other type of unsolicited mass email to people or entities who have not agreed to be part of such mailings; (f) not to post or otherwise disseminate on or through the MyAccount site harassing, defamatory, libelous, tortious, offensive, threatening, obscene or otherwise unlawful communications or materials of any kind, or materials which infringe or violate any third party’s copyright, trademark, trade secrets, privacy or other proprietary or property right or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law; (g) not to use any robot, spider or other automatic device, or manual process to monitor, extract, collect, harvest or copy the web pages or any data or data fields contained at the MyAccount site including, but not limited to, personally identifiable information of any other user of the MyAccount site, or the names of customers of Lender or its Affiliates; (h) not to modify, assign, sublicense, sell or prepare derivative works of any materials on the MyAccount site nor to reproduce or publicly display, perform, distribute or otherwise use such materials except as expressly allowed herein; (i) to retain, on all copies of any materials downloaded, all copyright, trademark, and other proprietary notices contained in the materials; (j) not to interfere with the security of, or otherwise abuse, the MyAccount service, or any services, system resources, accounts, servers or networks connected to or accessible through the MyAccount site or affiliated or linked sites; (k) not to disrupt or interfere with any other Person’s use and enjoyment of the MyAccount service or affiliated or linked sites; (l) not to use or attempt to use another’s account, service or system without authorization from Lender to create or use a false identity on the MyAccount service; (m) not to attempt to obtain unauthorized access to the MyAccount service or portions of the MyAccount service which are restricted from general access; and (n) to comply with all applicable laws that relate to its use or activities on the MyAccount service.
9. SYSTEM REQUIREMENTS: The system requirements for use of the MyAccount service are Netscape Navigator 4.7 or higher or Internet Explorer 5.5 or higher, and Internet access which allow Borrowers to send and receive secure data transmissions. Borrowers acknowledge that they have the appropriate computer equipment and Internet access to use the MyAccount service and understands that its use of the Internet may incur certain operational costs such as monthly fees for a service provider. Borrowers agree to notify Lender prior to modifying or replacing any of its software or hardware or report

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format which may affect the accuracy of the data required to be submitted under this Agreement through the continued use of the MyAccount service. Borrowers agree to notify Lender at 1-301-961-1640 in the event that they no longer desire to use the MyAccount service offered by Lender. Borrowers will allow a reasonable amount of time to make appropriate changes to ensure proper delivery to Borrowers through other means.
10. DISCLAIMER OF WARRANTIES: Lender shall not be responsible for the accuracy, completeness or use of any information received by Borrowers through the MyAccount service. THE MyAccount SITE, INCLUDING ALL SOFTWARE, FUNCTIONS AND CONTENT, ARE PROVIDED ON AN “AS IS” OR “AS AVAILABLE” BASIS. NONE OF LENDER NOR ANY OF ITS AFFILIATES OR SUPPLIERS MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR ARISING FROM COURSE OF CONDUCT, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. LENDER, ITS AFFILIATES AND SUPPLIERS MAKE NO REPRESENTATION OR WARRANTY THAT ANY CONTENT, SOFTWARE OR FUNCTIONS ACCESSED THROUGH THE MyAccount SERVICE WILL BE UNINTERRUPTED OR ERROR FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT THE MyAccount SERVICE OR THE SERVER THAT MAKES IT AVAILABLE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. LENDER RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO MAKE ANY CHANGES TO THE MyAccount SITE, THE MATERIALS AND THE PRODUCTS, PROGRAMS, SERVICES OR PRICES (IF ANY) DESCRIBED IN THE SITE AT ANY TIME WITHOUT NOTICE.
11. LIMITATION OF DAMAGES: LENDER, ITS AFFILIATES AND SUPPLIERS SHALL NOT BE RESPONSIBLE TO BORROWERS OR ANY THIRD PARTY FOR ANY TRANSMISSIONS NOT ACTUALLY RECEIVED OR FOR MALFUNCTIONS IN COMMUNICATIONS FACILITIES WHICH MAY AFFECT THE ACCURACY OR TIMELINESS OF THE ELECTRONIC RECORDS SENT OR RECEIVED, OR FOR ANY LOSSES, ERRORS OR DELAYS ARISING OUT OF BORROWERS’ USE OF ANY ACCESS SERVICE PROVIDER OR CAUSED BY ANY BROWSER SOFTWARE. IN NO EVENT SHALL LENDER OR ITS AFFILIATES OR SUPPLIERS BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUSINESS INTERRUPTION, LOSS OF INFORMATION OR PROGRAMS OR OTHER DATA ON BORROWERS’ INFORMATION HANDLING SYSTEM) (EVEN IF EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) RELATED TO BORROWERS’ USE OR ACCESS TO, OR BORROWERS’ INABILITY TO USE OR ACCESS, THE MyAccount SITE, ITS CONTENT OR FUNCTIONS OR ANY LINKED WEBSITE. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF LENDER, ITS AFFILIATES AND SUPPLIERS ARISING FROM BORROWERS’ USE OR ACCESS TO, OR BORROWERS’ INABILITY TO USE OR ACCESS, THE MyAccount SITE, ITS CONTENT OR FUNCTIONS EXCEED ONE HUNDRED DOLLARS ($100), REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. THE LIMITATION OF DAMAGES SET FORTH ABOVE IS A FUNDAMENTAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN LENDER AND BORROWERS. THIS SERVICE WOULD NOT BE PROVIDED WITHOUT SUCH LIMITATION.
     The limitations of liability and disclaimers herein contained apply regardless of the form of action, whether in contract, warranty, strict liability, negligence or other tort and shall survive the termination of Borrowers’ use or access to the MyAccount service, a fundamental breach or breaches, or the failure of the essential purpose of contract or the failure of an exclusive remedy.
12. INDEMNITY: Borrowers hereby indemnify and agree to defend (with counsel acceptable to Lender) and hold harmless Lender, its partners, officers, agents and employees (collectively, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by

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Lender or in which Lender may ever be or become involved (whether as a party, witness or otherwise), in accordance with Section 9.2 of the Agreement, in connection with any claim of any nature arising out of their use of the MyAccount service. Borrowers also agree to indemnify the Indemnitees from any breach of these Terms and Conditions by Borrowers, including use of any MyAccount site or service (other than as expressly authorized in these Terms and Conditions), or any allegation that information or materials that Borrowers provide to Lender infringes the intellectual property, confidentiality, or other rights of any third party. Borrowers agree that the Indemnitees will have no liability in connection with any such breach or unauthorized use, and Borrowers agree to indemnify any and all resulting loss, damages, judgments, awards, costs, expenses, and attorneys’ fees of the Indemnitees in connection therewith. Borrowers will also indemnify and hold the Indemnitees harmless from any claims brought by third parties arising out of Borrowers’ use of the information accessed from the MyAccount site.
13. WAIVER AND RELEASE: Borrowers release, discharge and hold harmless Lender and its Affiliates and their respective directors, officers, employees and agents from any and all liability, claims or causes of action (known or unknown) arising out of its or their negligence in connection with the MyAccount service including, without limitation, liabilities arising out of information posted on the MyAccount site or otherwise provided by Lender. Borrowers acknowledge that they have carefully read this waiver and release paragraph and fully understand that it is a release of liability. Borrowers are waiving any right that they may have to bring a legal action to assert a claim against Lender or the other parties set out above for its or their negligence.
14. NO CONFIDENTIAL, FIDUCIARY OR CONTRACTUALLY IMPLIED RELATIONSHIP WITH LENDER: Borrowers acknowledge that by using the MyAccount service, no confidential, fiduciary, contractually implied or other relationship is created between Borrowers and Lender other than the express contractual relationship provided in these Terms and Conditions and any other written agreement between Borrowers and Lender (including, without limitation, the Loan Documents).
15. LICENSE TO LENDER TO USE INFORMATION: Lender does not claim ownership of the materials Borrowers may provide to Lender (including documents, feedback and suggestions), or upload, input or submit to the MyAccount service. However, by uploading files, inputting information or otherwise communicating on, to or through the MyAccount service, Borrowers hereby grant to Lender a perpetual, worldwide, irrevocable, non-exclusive, royalty-free, transferable (with right to grant sublicenses through multiple sublicenses) license to use, copy, adapt, distribute, display, reproduce, transmit, modify and edit such materials, in all media now known or hereafter developed, in each case in accordance with the terms of Section 16 below and the MyAccount Privacy Policy.
16. AGREEMENT TO PRIVACY POLICY: Information will be collected, processed, used, communicated, and disclosed by Lender and its Affiliates for the purposes of monitoring Borrowers’ accounts and business, servicing Borrowers’ accounts, enforcing Lender’s rights, providing and offering products and services and to facilitate transactions Borrowers enter into with Lender and its Affiliates. Borrowers can find further information on the collection, use, communication and disclosure of their information in the MyAccount Privacy Policy. The Privacy Policy is incorporated by reference into these Terms and Conditions. Such information that Borrowers provide via the MyAccount site, together with information regarding the manner in which Borrowers use the site, will be used, processed, communicated and disclosed as permitted by these Terms and Conditions, the Privacy Policy reproduced on the MyAccount site, other agreements between the parties related to such information, and as otherwise required by law. In the event of any conflict between these Terms and Conditions and the Privacy Policy or any other terms on the site, these Terms and Conditions shall control.
17. LINKS TO AND FROM OTHER SITES: As a convenience to Borrowers, the MyAccount site may contain links to websites operated by other entities. If Borrowers follow those links, Borrowers will

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leave the MyAccount site. If Borrowers decide to visit any linked website, Borrowers do so at their own risk and it is Borrowers’ responsibility to take all protective measures to guard against viruses or other destructive elements. Lender makes no warranty or representation regarding, and does not endorse, approve of, sponsor or recommend any linked websites or the information appearing thereon or any of the products or services described thereon. Links do not imply that Lender sponsors, endorses, is affiliated or associated with, or is legally authorized to use any trademark, trade name, logo or copyrighted material displayed in or accessible through the links, or that any linked site is authorized to use any trademark, trade name, logo or copyrighted material of General Electric Company, Lender, or any of their Affiliates or Subsidiaries. Any such site may contain material, data or information provided, posted or offered by third parties, including but not limited to advertisements and postings in online community discussions. Borrowers agree that neither Lender nor its Affiliates, business partners or service providers shall have any liability whatsoever to Borrowers for any such third party material, data or information.
All links to the MyAccount site must be approved in writing by Lender except that Lender consents to links in which: (i) the link is a text-only link containing only the name “gehealthcarefinance.com” or the URL “http://www.gehealthcarefinance.com”; (ii) the link “points” only to “http://www.gehealthcarefinance.com” and not to deeper pages; (iii) the link, when activated by a user, displays this page full-screen in a fully operable and navigable browser window and not within a “frame” on the linked website; (iv) the appearance, position, and other aspects of the link may neither create the false appearance that an entity or its activities or products are associated with or sponsored by Lender nor be such as to damage or dilute the goodwill associated with the name and trademarks of Lender. Lender reserves the right to revoke this consent to link at any time in its sole discretion.
18. TELEPHONE AND COMMUNICATION CHARGES AND EQUIPMENT: Borrowers shall be solely responsible for any and all telephone and other communications and equipment charges relating to their use of the MyAccount service. All transmissions by Borrowers via the MyAccount service shall be at the sole risk of Borrowers and Lender shall not be responsible for any communications line failure, equipment or systems failure or other occurrence beyond Lender’s reasonable control.
19. LIMITED LICENSE: Subject to the terms and conditions set forth herein, Lender hereby grants to Borrowers a non-exclusive, non-transferable, revocable, limited right to access, use and display the MyAccount service, and the visible text, graphics and images thereon and to view and download such text, graphics and images only in connection with the uploading of data and submission of Borrowing Base Certificates in connection with requests for Loans by Borrowers in the United States. Borrowers may not modify, assign, sublicense, sell or prepare derivative works from such text, graphic or images or reproduce or publicly display, perform, distribute or otherwise use them for any public or commercial use. Borrowers may not print or copy the HTML or other computer programs that are viewable at the MyAccount site. Borrowers shall not upload or transmit to Lender’s computer systems any computer virus, worm, time bomb or other harmful programming routine. Except as expressly provided in these Terms and Conditions, Lender does not grant to Borrowers any express or implied right or license of any intellectual property including patent, trademark, copyright, trade secret or confidential information of Lender or any of its Affiliates.
20. SOFTWARE: Any software as well any files, images generated by such software, code and data accompanying such software (the “Software”) used or accessible through the MyAccount service are the copyrighted works of Lender and/or its Affiliates and suppliers. Lender retains full and complete title to any and all intellectual property rights it may own or license in the Software. Lender hereby grants to Borrowers a non-exclusive, non-transferable (without the right to grant sublicenses), revocable, limited license to use the Software for the sole purposes as provided in these Terms and Conditions. Borrowers may not reproduce, sell, distribute, copy, assign, sublicense, disassemble, decompile, modify or reverse engineer any of the Software or permit any other Person to do so.

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21. COPYRIGHT: The MyAccount site, including without limitation its content and materials, Software, functions, organization, design compilation, magnetic translation, digital conversion, content, HTML code, graphics and other files and other matters related to this site, as well as their overall coordination, selection and arrangement (“Materials”) are protected by United States copyright laws, international conventions and other copyright laws. All rights are reserved. All Materials contained on the MyAccount site are protected by copyright, and are either owned, controlled or licensed by Lender. Borrowers agree to comply with all applicable copyright laws in their use of the MyAccount site and to prevent any unauthorized copying of the Materials. Borrowers shall abide by this and any and all additional copyright notices, information or restrictions contained in any of these Materials. Borrowers may print the materials without the express written consent of Lender, provided that Borrowers maintain all copyright and other notices contained in such materials, but Borrowers may not otherwise prepare derivative works based upon such content, nor may such content be modified, copied, distributed, framed, reproduced, republished, downloaded, displayed, posted, transmitted, or sold in any form or by any means, in whole or in part, without prior written permission of the copyright owner. No such activity may be competitive with or derogatory to Lender and no such express or implied right is granted. Borrowers shall not distribute any of the content of any of the MyAccount site to any other person unless that person accepts all obligations under these Terms and Conditions. Any copyright owner consent may be revoked at any time, and such consent does not include consent to republish MyAccount site information on any other Internet, Intranet or Extranet site or to incorporate the information in any other database or compilation, unless expressly given in writing. Any other use of the content of the MyAccount site is strictly prohibited.
22. TRADEMARKS: MyAccount, MyAccount and other MyAccount graphics, logos and service marks are trademarks of the General Electric Company. Such may not be copied, imitated or used, in whole or part, without the prior written consent of the General Electric Company. All other trademarks, service marks, logos, certification marks, collective marks or trade dress, including MyAccount (collectively “Trademarks”) appearing in the MyAccount site are the property of Lender or its Affiliates, business providers or service providers. No such Trademarks may be copied, imitated, or used, in whole or in part, without prior written permission of the owner of the relevant Trademark. All page headers, custom graphics, button icons, and scripts are Trademarks owned by Lender or its Affiliates, business partners or service providers which may not be copied, imitated, or used, in whole or in part, without the relevant owner’s prior written permission. No rights to use any Trademarks are granted under these Terms and Conditions. Certain company names and products mentioned on the MyAccount site may be claimed as Trademarks by their respective owners, who may not be affiliated with Lender its Affiliates, business partners or service providers.
23. RESERVATION OF RIGHTS: Lender and its Affiliates’ products, services, methods and processes may be covered by one or more patents or other statutory intellectual property rights, and are subject to trade secret and other proprietary rights. Lender and its Affiliates reserve all such rights.
24. FOR U.S. USERS ONLY: Access to the MyAccount service is open only to United States corporations, partnerships, limited liability companies and business trusts only which are Borrowers of certain of Lender’s businesses. The MyAccount site is controlled, operated and administrated from Lender’s offices within the United States. Lender makes no representation that any materials contained on the MyAccount site or features provided on or through the site or otherwise by Lender are appropriate or permitted in all locations, or for use by all Borrowers. Those who access the MyAccount site from other jurisdictions are responsible for their compliance with local laws.
25. LANGUAGE: Borrowers and Lender acknowledge that each has requested that these Terms and Conditions, all ancillary documents and the MyAccount site be drawn up in the English language only.

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26. GENERAL: These Terms and Conditions constitute the entire agreement between Lender and you with respect to Borrowers’ use of the MyAccount site and service, and supersede all prior or contemporaneous agreements, with respect to the subject matter hereof. No modification of these Terms and Conditions shall be effective unless signed by an officer of Lender or posted by Lender on the MyAccount site. These Terms and Conditions are not intended to alter the terms or conditions of any other agreement Borrowers may have with Lender to the extent that those agreements govern issues other than Borrowers’ use of the MyAccount site and service. Lender may assign its rights and obligations under these Terms and Conditions but Borrowers may not. Any cause of action Borrowers may have with respect to Borrowers’ use of the MyAccount service or which is the subject of these Terms and Conditions must be commenced within one (1) year after the claim or cause of action arises. Any waiver of any rights of either party must be in writing, signed by the waiving party, and any such waiver shall not operate as a waiver of any future breach of these Terms and Conditions. The language in these Terms and Conditions shall be interpreted as to its fair meaning and not strictly for or against either party. If for any reason a court of competent jurisdiction finds any provision of these Terms and Conditions or portion thereof to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of these Terms and Conditions, and the remainder of these Terms and Conditions shall continue in full force and effect.
27. GOVERNING LAW: These Terms and Conditions shall be governed by and construed in accordance with the substantive law of the State of New York, without regard to conflict of laws provisions. You agree that the exclusive jurisdiction and venue for any action arising out of or relating to the MyAccount site or the Materials, Borrowers’ use of the MyAccount site, or these Terms and Conditions shall be in the state or federal courts in New York City, New York, and you agree to be subject to jurisdiction in such courts for purposes of such actions. You waive all rights to a jury trial.
28. ACCEPTANCE: You may accept the Terms and Conditions by clicking on the “Accept” button on the Legal Notice page. Your action in clicking on that button signifies that you agree to be bound by these Terms and Conditions. Such acceptance and agreement shall be deemed to be as effective as if execution of the Terms and Conditions were by a written signature performed manually by you, and these Terms and Conditions shall be deemed to satisfy any writing requirements of any applicable law. Our electronic or other properly stored copy of these Terms and Conditions shall be deemed to be the true, complete, valid, authentic and enforceable copy of these Terms and Conditions and you agree not to contest the admissibility or enforceability of these Terms and Conditions in a court for any proceedings arising out of these Terms and Conditions or use of the MyAccount site.

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EXHIBIT D
OFFICER’S CERTIFICATE
     The undersigned hereby certifies to General Electric Capital Corporation (“Lender”) as follows:
     1. I am the duly authorized Chief Financial Officer of The Ensign Group, Inc. (“Ensign”). Reference is made herein to that certain Second Amended and Restated Loan and Security Agreement dated February 21, 2008 by and among Lender, the Borrowers and the Guarantors (as amended, restated, replaced, supplemented or otherwise modified, from time to time, the “Loan Agreement”). I have reviewed the relevant terms of the Loan Agreement, and have made (or have caused to be made under my supervision) a review of the transactions and conditions of the Loan Parties from the beginning of the accounting period covered by the income statements being delivered herewith and through the date of this Certificate. All terms used but not defined herein shall have the meaning set forth in the Loan Agreement.
     2. Attached to this Certificate is Ensign’s [quarterly report on Form 10-Q, when and as filed with the Securities and Exchange Commission via EDGAR] [Ensign’s annual report on Form 10-K, when and as filed with the Securities and Exchange Commission via EDGAR].
     3. Also attached to this Certificate are the following:
☐	Sale and collections report on for the fiscal quarter ending as of ___, 200 ___;

☐	Accounts receivable aging schedule for the fiscal quarter ending as of ___, 200 ___;

☐	Accounts payable aging schedule for the fiscal quarter ending as of ___, 200 ___;

☐	An internally prepared statement of operations for the fiscal quarter ending as of ___, 200 ___;

☐	Collateral reports for the calendar month ending as of ___, 200 ___;

☐	Copies of each management control letter and any other reports submitted to any Loan Party by independent accountants in connection with any interim audit of any Borrower’s books;

☐	Copies of all documents provided by any Ensign to its stockholders;
          4. In accordance with Section 6.6 of the Loan Agreement, all tax reports currently due have been filed, and all currently due taxes, assessments, and governmental charges or levies have been paid and discharged.
          5. In accordance with Section 6.21 of the Loan Agreement, that Loan Parties are in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements being furnished, except as set forth on Exhibit A attached hereto.

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          6. The representations and warranties on the part of the Loan Parties contained in Article IV of the Loan Agreement are true and correct in all respects as of the date hereof, as though made on and as of this date, except as set forth on Exhibit A attached hereto.
          7. No Default or Event of Default has occurred and is continuing, except as set forth on Exhibit A attached hereto.
          8. No event has occurred since the date of the last Officer’s Certificate and is continuing that has or is likely to have a material adverse effect in the condition (financial or otherwise), properties, business, or operations of the Loan Parties, other than                                         .

Date: , 200___

Alan Norman
Chief Financial Officer

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SCHEDULES TO SECOND AMENDED AND RESTATED
LOAN & SECURITY AGREEMENT
February 21, 2008

Sched	Description	Matters Covered
1.1	Permitted Liens:	(i) Landlord’s liens, both statutory and contractual, contained in or created by the various leases, security agreement, pledges and related documentation covering the locations described in Schedule 4.15, but only to the extent that such liens are contractually subordinated to Lender’s liens and security interests pursuant to agreements between Lender and such landlords that are satisfactory to Lender.

(ii) (a) The lien of the Deed of Trust and Assignment of Rents by and between Ensign Southland LLC as Trustor and Continental Wingate Associates, Inc. as Beneficiary, affecting the California Property and recorded January 30, 2001 at Document No. 01-0161647 in the office of the Los Angeles County Recorder, securing indebtedness in the original principal amount of $7,455,100, (b) all liens created or extended in connection with that certain Second Amended and Restated Loan Agreement for a loan in the amount of $64,692,11.67 by and among Valley Health Holdings LLC, Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Plaza Health Holdings LLC, Rillito Holdings LLC, Mountainview Communitycare LLC, Meadowbrook Health Associates LLC, Cedar Avenue Holdings LLC, Granada Investments LLC, as borrowers, and General Electric Capital Corporation, as lender, dated December 29, 2006; (c) the lien of the Deed of Trust and Security Agreement encumbering Ensign subsidiary Cherry Hill Health Holdings, Inc.’s Pacific Care Center facility, Hoquiam, Washington, securing a non-prepayable assumed $2,475,000 loan that existed when the property was acquired in 2006; and (d) the lien of the Pledge Agreement encumbering certain assets of Permunitum LLC, Vista Woods Health Associates LLC, City Heights Health Associates LLC and Claremont Foothills LLC and the equity interests of The Ensign Group, Inc. (“Ensign”) in such subsidiaries, dated September 30, 2003 as required by the related Master Lease Agreement of even date therewith.

(iii) Liens permitted to be created by Sections 6.23 and 7.1(d) of the Loan Agreement.

4.1	Subsidiaries:	No Borrower has any Subsidiaries.

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4.5	Pending or Threatened Litigation:	Cotter v. Northern Oaks Healthcare, Inc. — In this suit one of our landlords under a master lease has filed suit alleging we are in default under the facility lease and is claiming damages arising from the alleged default. If we are unsuccessful in defending the litigation, we could be required to pay significant damages, which we believe we have adequately reserved for, and/or submit to other remedies available to the landlord under the lease agreement or applicable laws, which could have a material adverse effect on the Collateral and the Borrowers.

In March 2007 Ensign and certain of its officers received notice from Ensign’s bank indicating that the United States Attorney for the Central District of California (the “US Attorney”) was seeking information regarding Ensign, ten of the Borrowers, an outside investor group and certain of Ensign’s current and former officers. Since March 2007, Ensign has sought to establish contact with the US Attorney to offer its full cooperation with any potential investigation. In December 2007, Ensign’s auditors received a subpoena from the US Attorney requesting further information regarding Ensign and the Borrowers. In February 2008, Ensign’s counsel spoke with the US Attorney who confirmed that the US Attorney was investigating Ensign and the Borrowers but would not indicate the scope thereof. Ensign and the Borrowers are unable to predict how the US Attorney may proceed upon completion of its investigation but if the findings of the investigation are adverse to Ensign or any of the Borrowers, Ensign and/or the Borrowers could be required to pay significant damages and/or submit to other remedies available to the US Attorney under applicable laws, which could have a material adverse effect on the Collateral and the Borrowers.

4.13	Non-compliance with Law:	With respect to the investigation by the US Attorney described in Schedule 4.5, the Borrowers do not believe that any material non-compliance with law has occurred. However, if the findings of that investigation are adverse to Ensign or any of the Borrowers, Ensign and/or the Borrowers could be required to pay significant damages and/or submit to other remedies available to the US Attorney under applicable laws, which could have a material adverse effect on the Collateral, the Borrowers or Ensign.

In November 2006, Ensign became aware of an allegation of possible reimbursement irregularities at one or more of its facilities operated by Borrowers. In response to this allegation, Ensign retained outside counsel and initiated an internal investigation into these matters. Although we expect to conclude this investigation in the near future, in the course of our investigation Ensign has identified a limited number of selected Medicare claims for which adequate backup documentation is or may be missing or for which other billing deficiencies exist. To the extent this missing documentation is not located, Ensign and the Borrowers intend to refund the full amount of such claims, together with interest, to the Medicare program. Although reviews of these claims are not yet complete, to date it appears that a portion of the claims will be refundable, while others are still under review. Ensign and the Borrowers has accrued a liability of approximately $241,000 for selected Medicare claims for which documentation has not been located or for other billing deficiencies identified to date, including interest; however, Ensign and/or the Borrowers may record further adjustments connected with these claims in future periods to the extent the final repayment amount is different than the amount recorded, or if additional investigations result in identification and quantification of additional amounts to be refunded.

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The amount of additional liability, if any, that may result from resolution of this matter cannot be determined; accordingly, no additional amounts have been accrued nor can Ensign or the Borrowers reasonably estimate the range of possible additional losses, if any, that might result. If the internal or other investigations result in findings of significant billing and reimbursement noncompliance, the Collateral, Ensign, and/or the Borrower could be materially and adversely affected.

Ensign and the Borrowers routinely conduct internal reviews and audits of claims submitted for payment under the Medicare and applicable state Medicaid programs. In the course of these reviews and audits, Ensign and the Borrowers periodically identify non-compliance with applicable laws and regulations. Ensign and the Borrowers believe that no such instances of non-compliance have been material, but note that such investigations could reveal potentially material non-compliance that could adversely affect the Collateral and the Borrowers. In the past where these reviews and audits have identified instances of non-compliance, prompt corrective measures have been taken. To the extent future reviews and audits identify additional instances of non-compliance, prompt corrective measures will be taken in accordance with past practices.

4.14	Environmental Matters:	None.

4.15	Places of Business with patient census:	See consolidated Schedule 4.15(a)/4.16 and Schedule 4.15(b) at the end of this Exhibit A.

4.16	Licenses:	The entity which currently holds or possesses the right to use the operating license for each of the facilities is as shown in consolidated Schedule 4.15(a)/4.16.

4.17	Stock Ownership:	See separate Schedule 4.17 at the end of this Exhibit A.

4.19	Borrowings:	Other than normal trade creditors, some or all of the entities comprising the Borrower are currently indebted to the following creditors in the following manners and amounts:

a. General Electric Capital Corporation; $50,000,000 Revolving Credit Facility for working capital.

b. General Electric Capital Corporation; $64,692,111.67 fixed asset loan secured by Deeds of Trust encumbering the assets owned by Valley Health Holdings LLC, Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Ensign Highland LLC, Plaza Health Holdings LLC, Rillito Holdings LLC, Mountainview Communitycare LLC, Cedar Avenue Holdings LLC and Granada Investments LLC.

c. Continental Wingate Associates, Inc.; $7,455,100 HUD-insured Loan secured by a Deed of Trust and Assignment of Rents on Ensign Southland LLC’s Southland Care Center & Home facility, Norwalk, California.

d. Wells Fargo Bank, N.A.; $2,475,000 loan secured by a Deed of Trust and Security Agreement on Cherry Hill Health Holdings, Inc.’s Pacific Care Center facility, Hoquiam, Washington.

4.20	Labor Disputes:	A union organizing election was held at Sonoma Healthcare Center in May, 2002 at which a majority of the approximately 60 employees classified as Housekeeping, Laundry and CNAs voted to have union representation from SEIU

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Local 250. On August 30, 2004, the National Labor Relations Board certified the union. The union has requested bargaining, and bargaining is ongoing. Operations at the facility and throughout the company have not been materially disrupted by union issues at any time since the original organizing election.

4.21	Trade Names	See consolidated Schedule 4.15(a)/4.16 at the end of this Exhibit A.

4.22	Joint Ventures:	None

7.1	Accounts Payable in Excess of 120 Days	As of 2/21/2008 the Borrowers collectively had accounts payable in excess of 120 days in a combined amount of $1,330,552.26

7.12	Transactions with Affiliates:	Where an affiliate of Ensign owns the real property underlying a facility, the real estate holding subsidiary and the operating subsidiary enter into a lease agreement with respect to the facility. The attached organization chart indicates those instances where Ensign affiliates own the occupied property. The standard lease form used for such affiliate transactions has been reviewed and approved by Lender’s counsel in connection with the fixed asset financing referenced in Schedule 1.1(ii)(b) above. Ensign Facility Services, Inc., a subsidiary of Ensign, has entered into separate Consulting Services Agreements with each of the operating subsidiaries listed in the attached organizational chart, to provide centralized accounting, legal, risk management, information technology human resources and similar support and services for which they are paid reasonable estimated expenses in an amount not to exceed five percent (5%) of monthly revenues.
—— See Attached Schedules 4.15(a)/4.16, 4.15(b), and 4.17 —

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Consolidated Schedule 4.15(a)/4.16
Places of Business with Trade Names and Record Owner Data
(As of February 20, 2008)
(See separate Schedule 4.15(a) for Census Data)

Place of Business/Trade
Name	Address		Licensee	Record Owner
Arbor Glen Care Center	1033 East Arrow Highway	Glendora, CA 91740	Ensign San Dimas LLC	Arrow Tree Health Holdings LLC

Arlington Hills Healthcare Center	165 South 1000 East	Salt Lake City, UT 84102	Avenues Healthcare, Inc.	Tenth East Holdings LLC

Arroyo Vista Nursing Center	3022 45th Street	San Diego, CA 92105	City Heights Health Assoc LLC	OHI Asset (CA), LLC

Atlantic Memorial Healthcare Center	2750 Atlantic Avenue	Long Beach, CA 90806	Atlantic Memorial H’care Assoc, Inc.	RMA Land, LLC

Brookfield Healthcare Center	9300 Telegraph Road	Downey, CA 90240	Downey Comm’ty Care LLC	Trousdale Health Holdings LLC

Brookside Healthcare Center	105 Terracina Blvd.	Redlands, CA 92373	Redbrook H’care Associates LLC	James F. Cotter

Camarillo Healthcare Center	205 Granada Street	Camarillo, CA 93010	Camarillo Com’ty Care, Inc.	Granada Investments LLC

Cambridge Health & Rehabilitation Center	1106 Golfview	Richmond, TX 77469	Richmond Senior Services, Inc.	Golfview Holdings LLC

Cambridge Square Retirement Center	2700 Avenue N	Rosenberg, TX 77471	Rosenburg Senior Living, Inc.	Avenue N Holdings LLC

Carrollton Health & Rehabilitation Center	1618 Kirby Road	Carrollton, TX 75006	Carrollton Heights Healthcare, Inc.	Trinity Mill Holdings LLC

Claremont Care Center	219 East Foothill Blvd.	Pomona, CA 91768	Claremont F’thills Health Assoc LLC	OHI Asset (CA), LLC

Carmel Mtn Rehab & Healthcare Center	11895 Avenue of Industry	San Diego, CA 92128	Bernardo Heights Healthcare, Inc.	CM Holdings LLC

Catalina Healthcare Center	2611 North Warren Ave.	Tucson, AZ 85719	Presidio Health Associates LLC	Rillito Holdings LLC

Cloverdale Healthcare Center	300 Cherry Creek Road	Cloverdale, CA 95425	Ensign Cloverdale LLC	James F. Cotter

Coronado Healthcare Center	11411 North 19th Avenue	Phoenix, AZ 85029	North Mountain Healthcare LLC	Coronado Corporation

Desert Sky Health & Rehabilitation Center	5125 North 58th Avenue	Glendale, AZ 85301	Glendale H’care Associates LLC	Sky Holdings AZ LLC

Desert Terrace Nursing Center	2509 North 24th Street	Phoenix, AZ 85008	24th Street H’care Assoc LLC	Terrace Holdings AZ LLC

Draper Rehabilitation and Care Center	12702 South Fort Street	Draper, UT 84020	South Valley Healthcare, Inc.	Lone Peek Properties, Limited Liability Company

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Place of Business/Trade
Name	Address		Licensee	Record Owner
East Mesa Healthcare Center	51 South 48th Street	Mesa, Arizona 85206	Sunland Health Associates LLC	LTC Partners VI, L.P.

Emerald Hills Healthcare Center	5821 188th Street SW	Lynnwood, WA 98037	Lynnwood Health Services, Inc.	Snohomish Health Holdings LLC

Glenwood Care Center	1300 North C Street	Oxnard, CA 93030	C Street Health Associates LLC	Oxnard Investments, L.P.

Grand Court of Mesa	262 East Brown Road	Mesa, AZ 85201	Brown Road Sr Housing LLC	Moenium Holdings LLC

Greenfields Assisted Living Community	723 East 2nd Avenue	Mesa, AZ 85204	Greenfields Assisted Livg LLC	Cascade Gardens Associates, L.P.

Highland Manor Health & Rehab Center	4635 N. 14th Street	Phoenix, AZ 85014	Highland Healthcare LLC	Ensign Highland LLC

Holladay Healthcare Center	4782 South Holladay Blvd.	Salt Lake City, UT 84117	Olympus Health, Inc.	Cottonwood Health Holdings LLC

Lake Village Nursing & Rehab. Center	169 Lake Park Road	Lewisville, TX 75057	Grand Villa PHX, Inc. †	Verde Villa Holdings LLC

Lemon Grove Care & Rehab Center	8351 Broadway	Lemon Grove, CA 91945	Lemon Grove Health Assoc LLC	MCS PGCH LLC et al

Mission Care & Rehabilitation Center	4800 Delta Avenue	Rosemead, CA 91770	Ramon Healthcre Assoc, Inc.	Rosemead Assisted L.P.

Mt. Ogden Health and Rehabilitat’n Center	375 East 5350 South	Washington Terr., UT 84405	Washington H’ts Healthcare, Inc.	St. Benedict’s Hospital

North Mountain Medical & Rehab Center	9155 North 3rd Street	Phoenix, AZ 85020	Radiant Hills Health Assoc LLC	Valley Health Holdings LLC

Northern Oaks Living & Rehab Center	2722 Old Anson Road	Abilene, TX 79603	Northern Oaks Healthcare, Inc.	James F. Cotter

Northbrook Nursing and Rehab Center	64 Northbrook Way	Willits, CA 95490	Ensign Willits LLC	James F. Cotter

Osborn Health and Rehabilitation	3333 North Civic Center Plaza	Scottsdale, AZ 85251	RenewCare of Scottsdale, Inc.	Nationwide Health Properties, Inc.

Pacific Care Center	3035 Cherry Street	Hoquiam, WA 98550	Hoquiam Healthcare, Inc.	Cherry Health Holdings, Inc.

Palm Terrace Healthcare & Rehab Center	24962 Calle Aragon	Laguna Woods, CA 92637	Gate Three Healthcare LLC	Laguna Hills Assisted I L.P.

Palomar Vista Healthcare Center	201 North Fig Street	Escondido, CA 92025	West Escondido Healthcare LLC	Neale A. Perkins

Panorama Gardens Nursing & Reh Center	9541 Van Nuys Blvd.	Panorama City, CA 91402	Ensign Panorama LLC	Vannovi Properties, LLC

Park Manor Rehabilitation Center	1710 Plaza Way	Walla Walla, WA 99362	Manor Park Healthcare LLC	Plaza Health Holdings LLC

Park View Gardens at Montgomery	3751 Montgomery Drive	Santa Rosa, CA 95405	Ensign Montgomery LLC	Mountainview Communitycare LLC

Pocatello Care and Rehabilitation Center	527 Memorial Drive	Pocatello, ID 83201	Pocatello Health Services, Inc.	Portneuf Medical Center

Premier Care Center for Palm Springs	2990 East Ramon Road	Palm Springs, CA 92264	Ensign Palm I LLC	Coachella House, Inc.

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Place of Business/Trade
Name	Address		Licensee	Record Owner
Rose Villa Healthcare Center	9028 Rose Street	Bellflower, CA 90706	Bell Villa Care Associates LLC	Ensign Bellflower LLC

Royal Court Healthcare	12385 E. Washington Blvd	Whittier, CA 90606	Ensign Whittier West LLC	Whittier West, L.L.C.

Sabino Canyon Rehab & Care Center	5830 East Pima	Tucson, AZ 85712	Ensign Sabino LLC	Tucson-Cal Associates, LLC

Salado Creek Living & Rehab Center	603 Corrine	San Antonio, TX 78218	Salado Creek Senior Care, Inc.	James F. Cotter

Sea Cliff Healthcare Center	18811 Florida Street	Huntington Bch, CA 92648	HB Healthcare Associates LLC	Huntington Beach Convalescent Hospital Asset Corporation

Shoreline Healthcare Center	4029 East Anaheim St.	Long Beach, CA 90804	Rose Park H’care Associates, Inc.	Long Beach Health Associates LLC

Sonoma Healthcare Center	1250 Broadway	Sonoma, CA 95476	Ensign Sonoma LLC	James F. Cotter

Southland & Southland Living	11701 Studebaker Road	Norwalk, CA 90650	Southland Management LLC	Ensign Southland LLC

Summerfield Healthcare Center	1280 Summerfield Road	Santa Rosa, CA 95405	Ensign Santa Rosa LLC	Summerfield Development Co.

Timberwood Nursing & Rehabilit’n Center	4001 Highway 59 North	Livingston, TX 77351	Livingston Care Associates, Inc.	Polk Health Holdings LLC

Ukiah Convalescent Hospital	1349 South Dora	Ukiah, CA 95482	Ensign Pleasanton LLC	Ukiah SNF, LLC

Upland Rehabilitation & Care Center	1221 East Arrow Hwy	Upland, CA 91786-4911	Upland Comty Care, Inc.	Cedar Avenue Holdings LLC

The Village Care Center	615 No. Ware Road	McAllen, TX 78501	McAllen Comm’ty Healthcare, Inc.	James F. Cotter

Victoria Care Center	5445 Everglades Street	Ventura, CA 93003	Victoria Ventura Healthcare LLC	SHP Lexington, LLC

Victoria Healthcare Center	340 Victoria Street	Costa Mesa, CA 92627	Costa Victoria Healthcare LLC	Eugene Woods, et al

Vista Knoll Specialized Care Facility	2000 Westwood Road	Vista, CA 92083	Vista Woods Health Assoc LLC	OHI Asset (CA), LLC

Waverly Park Healthcare Center	2001 N. Park Avenue	Tucson, AZ 85719	Park Waverly Healthcare LLC	Park Villa Corporation

Wellington Place Living & Rehab Center	1802 So. 31st	Temple, TX 76504	Wellington Healthcare, Inc.	James F. Cotter

Whittier Hills Healthcare Center	10426 Bogardus Avenue	Whittier, CA 90603	Ensign Whittier East LLC	Whittier East, L.L.C.

Willowbend Nursing & Rehab. Center	2231 Highway 80 East	Mesquite, TX 75150	Town East Healthcare, Inc.	Mesquite Health Holdings LLC

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Schedule 4.15(b) — Census Data as of 2/15/2008

Facility	Beds	Census
The Flagstone Group, Inc. (S.Cal)
Arroyo Vista	53	49
Atlantic Memorial	100	94
Brookfield	70	66
Carmel Mountain	120	118
Lemon Grove	158	147
Palm Terrace	99	93
Palomar Vista	74	59
Rose Villa	53	49
Royal Court	162	153
Sea Cliff	182	169
Shoreline	75	67
Southland Care	120	111
Victoria	79	72
Vista Knoll	120	109
Whittier Hills	160	151

Subsidiary Totals	1572	1458

Northern Pioneer (N.Cal & WA)
Cloverdale	72	62
Emerald Hills	120	54
Northbrook	71	37
Pacific Care	100	68
Park Manor	79	61
Park View	116	93
Sonoma	137	122
Summerfield	70	59
Ukiah	58	55

Subsidiary Totals	823	611

Touchstone (S.Cal)
Arbor Glen	95	83
Brookside	97	80
Camarillo	114	95
Claremont Care	99	95
Glenwood	99	98
Mission Care	58	50
Panorama Gardens	149	135
Premier Care	99	94
Upland Rehab	203	163
Ventura	187	150

Subsidiary Totals	1200	1043

Bandera Healthcare, Inc. (AZ)
Catalina	102	90
Coronado	191	169
Desert Sky	186	145
Desert Terrace	108	91
East Mesa	201	174
Highland Manor	107	89
North Mountain	155	143
Sabino Canyon	107	97
Scottsdale	120	75
Waverly Park	200	109

Subsidiary Totals	1477	1182

Keystone (TX, UT & ID)
Arlington Hills	108	54
Cambridge Health and Rehab	118	91
Carrollton Healthcare Center	108	67
Draper Rehab & Care Center	89	50
Holladay	120	87
Lake Village	120	82
Mt Ogden	108	60
Northern Oaks	96	91
Pocatello Care & Rehab Ctr	88	56
Salado Creek	124	83
The Village	113	89
Timberwood Nursing Home	120	114
Wellington Place	140	71
Willowbend Nursing & Rehab Ctr	162	77

Subsidiary Totals	1506	1018

Borrower Totals	6578	5312

Average Patient Census for Borrowers for 12 Months Ended 12/31/2007	77.77%

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